                                 SCHEDULE 14A
                                (RULE 14A-101)


                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                            CRESCENT OPERATING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            CRESCENT OPERATING, INC.
                        306 WEST 7TH STREET, SUITE 1025
                            FORT WORTH, TEXAS 76102

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Crescent Operating, Inc. (the "Company") for 1998 will be held at The Crescent Court Hotel, located at 400 Crescent Court, Crescent II Room, Dallas, Texas, on Monday, June 8, 1998, at 1:00 p.m., Central Daylight Savings Time, for the following purposes:

          1. To elect two directors of the Company for terms expiring at the annual meeting of shareholders of the Company for 2001, and until their successors are elected and qualified;

          2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998;

          3.   To approve the 1997 Management Stock Incentive Plan; and

          4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on April 13, 1998 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

                                        By order of the Board of Directors,



                                        JEFFREY L. STEVENS
                                        Secretary

Dated: May 8, 1998


                YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU
               EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE
                 THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE
                        POSTAGE-PAID ENVELOPE PROVIDED.

                            CRESCENT OPERATING, INC.
                        306 WEST 7TH STREET, SUITE 1025
                            FORT WORTH, TEXAS 76102

                          -------------------------


               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 8, 1998
                               TABLE OF CONTENTS

                                                                                                 PAGE
General Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
Proposal No. 1 -- Election of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Information Concerning Directors and Executive Officers. . . . . . . . . . . . . . . . . . . .     4
Board of Directors -- Compensation and Committees. . . . . . . . . . . . . . . . . . . . . . .     7
Beneficial Ownership of Equity Securities of the Company . . . . . . . . . . . . . . . . . . .     8
Section 16(a) Beneficial Ownership Reporting Compliance. . . . . . . . . . . . . . . . . . . .    11
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
Report of the Board of Directors on Executive Compensation . . . . . . . . . . . . . . . . . .    14
Shareholder Return Performance Graph . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
Compensation Committee Interlocks and Insider Participation. . . . . . . . . . . . . . . . . .    17
Certain Relationships and Related Transactions . . . . . . . . . . . . . . . . . . . . . . . .    17
Proposal No. 2 -- Ratification of Appointment of Independent Auditors. . . . . . . . . . . . .    25
Proposal No. 3 -- Approval of Management Stock Incentive Plan  . . . . . . . . . . . . . . . .    27
Shareholder Proposals at the Company's Annual Meeting of Shareholders to be Held
in 1999  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
1997 Management Stock Incentive Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Exhibit A

                              GENERAL INFORMATION

PROXY SOLICITATION

       This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Crescent Operating, Inc. (the "Company or "Crescent Operating") for use at the annual meeting of shareholders of the Company for 1998 (the "Annual Meeting"). The Annual Meeting will be held at The Crescent Court Hotel, 400 Crescent Court, Crescent II Room, Dallas, Texas, on June 8, 1998, at 1:00 p.m., Central Daylight Savings Time, for the purposes set forth in the accompanying Notice of Annual Meeting.

       On or about May 8, 1998, the Company first mailed this Proxy Statement and the accompanying Notice of Meeting and form of proxy, together with its Annual Report on Form 10-K for the year ended December 31, 1997, which includes audited financial statements of the Company, to shareholders entitled to vote at the Annual Meeting.

       All costs of preparing, assembling and mailing proxy solicitation materials will be borne by the Company. Employees of Petroleum Financial, Inc. ("PFI") may assist with the solicitation of proxies, which service they will render on behalf of the Company for no additional compensation, under an existing services agreement. The Company has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares and to obtain the proxies of such beneficial holders. The Company will reimburse such persons for postage and reasonable clerical expenses incurred in connection with forwarding such materials and obtaining proxies.

VOTING AND REVOCABILITY OF PROXIES

       A proxy for use at the Annual Meeting and a return envelope are enclosed. Shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), represented by a properly executed written proxy and delivered pursuant to this solicitation, and not later revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are given, the proxy will be voted "FOR" each of the proposals set forth in this Proxy Statement. If any other matter or business is properly brought before the Annual Meeting or any adjournment thereof, the persons named in the proxy are authorized to vote the proxy in accordance with their judgment and discretion. The Board of Directors is not aware of any such matter of business to be presented for consideration.

       A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by any one of the following three actions:
(i) giving written notice of revocation to the Secretary of the Company; (ii) properly submitting to the Company a duly executed proxy bearing a later date; or (iii) voting in person at the Annual Meeting. All written notices of revocation should be addressed as follows: Crescent Operating, Inc., 306 West 7th Street, Suite 1025,Fort Worth, Texas 76102, Attention: Corporate Secretary.

VOTING PROCEDURE

        All holders of record of the Company's Common Stock at the close of business on April 13, 1998 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments thereof. Each holder of Common Stock is entitled to one vote at the Annual Meeting for each share held by such shareholder. As of April 13, 1998, there were 11,214,139 shares of Common Stock outstanding.

       The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes cast in person or by proxy, abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the Annual Meeting. The vote required to approve each of the proposals at the Annual Meeting is the affirmative vote of a majority of the votes cast with respect thereto. Abstentions and broker non-votes with respect to any proposal will not constitute votes cast and, as a result, will have no effect on the outcome of the vote on such proposal.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

       The Board of Directors of the Company is divided into three classes, with approximately one-third of the total number of directors elected by the shareholders annually.

       The terms of Gerald W. Haddock and Carl F. Thorne will expire at the Annual Meeting. Both Messrs. Haddock and Thorne have been nominated to stand for reelection at the Annual Meeting to hold office until the annual meeting of shareholders of the Company to be held in 2001 and each of their successors is elected and qualified.

       Approval of the nominees requires the affirmative vote of a majority of the votes cast for the election of directors at the Annual Meeting. Proxies received by the Board of Directors will be voted "FOR" each of the nominees, unless shareholders specify a contrary choice in their proxy. Should either of the nominees become unable to serve for any reason, the Board of Directors may designate one or more substitute nominees. In such event, the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees, or may reduce the number of directors on the Board of Directors. It is not anticipated that any nominee will be unable or unwilling to serve as a director of the Company.

       THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF GERALD W. HADDOCK AND CARL F. THORNE TO SERVE AS DIRECTORS TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD IN 2001, AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

            INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

       Below are summaries of the backgrounds, business experiences and descriptions of the principal occupations of the director nominees, incumbent directors and executive officers of the Company.

                  NOMINEES FOR ELECTION TO TERMS EXPIRING 2001

Gerald W. Haddock                                                       age 50

       Gerald W. Haddock has served as President and Chief Executive Officer and a director of the Company since its inception in April 1997. Since December 19, 1996, Mr. Haddock has served as President and Chief Executive Officer and a trust manager of Crescent Real Estate Equities Company ("Crescent Equities"). From 1994 through December 18, 1996, Mr. Haddock served as President and Chief Operating Officer and a trust manager of Crescent Equities. Prior to joining Crescent Equities in 1994, Mr. Haddock was in the private practice of law, pursuant to which, among other things, he served as primary outside legal counsel to, and investor with, Richard E. Rainwater and Rainwater, Inc., a company wholly owned by Mr. Rainwater. Mr. Haddock was vice president of Rainwater, Inc. from 1990 to 1994, and was the lead transactional attorney for Mr. Rainwater from 1986 to 1994. Mr. Haddock currently is a member of the board of directors of AmeriCredit Corporation, a company engaged in the financing of automobile dealer paper, and ENSCO International Incorporated ("ENSCO"), an oil field service and offshore drilling company, of which he was one of the three founding directors. Mr. Haddock has been nominated to serve on the board of directors of Automotive Realty Trust of America, a car dealership real estate investment trust ("REIT"). In addition, Mr. Haddock serves as general counsel for the Texas Rangers baseball club. Mr. Haddock earned both Bachelor of Business Administration (B.B.A.) and Juris Doctor (J.D.) degrees from Baylor University. He also holds a Master of Laws (L.L.M.) degree in taxation from New York University and has served as the Chairman of the Tax Section of the State Bar of Texas.

Carl F. Thorne                                                          age  57

       Carl F. Thorne has been a director of the Company since June 1997. Mr. Thorne has been a director of ENSCO since December 1986. He was elected President and Chief Executive Officer of ENSCO in May 1987 and was elected
Chairman of the Board of Directors of ENSCO in November 1987.    Mr. Thorne
holds a Bachelor of Science (B.S.) degree in Petroleum Engineering from the University of Texas and a Juris Doctor (J.D.) degree from Baylor University College of Law.

                   INCUMBENT DIRECTORS - TERMS EXPIRING 2000

Richard E. Rainwater                                                    age  53

       Richard E. Rainwater has served as the Chairman of the Board of Directors of the Company since June 1997. Since 1986, Mr. Rainwater has been an independent investor. From 1970 to 1986, he served as the chief investment advisor to the Bass family, whose overall wealth increased dramatically during his tenure. During that time, he was principally responsible for numerous major corporate and real estate acquisitions and dispositions. Immediately after beginning his independent investment activities, he founded ENSCO in 1986. Additionally, in 1987, Mr. Rainwater co-founded Columbia Hospital Corporation and in 1989, Mr. Rainwater participated in a management-led buyout of HCA-Hospital Corporation of America. In 1992, Mr. Rainwater was one of the founders of Mid Ocean Limited, a provider of casualty re-insurance. In February 1994, he assisted in the merger of Columbia Hospital Corporation and HCA-Hospital Corporation of America that created Columbia/HCA Healthcare Corporation. Mr. Rainwater founded Crescent Equities in 1994 and has served as the Chairman of the Board of Trust Managers of Crescent Equities since its inception. Mr. Rainwater serves as a director of Pioneer National Resources, one of the largest oil and gas companies in the United States. In 1996, Mr. Rainwater led a recapitalization of Mesa, Inc. (predecessor of Pioneer Natural Resources), and a partnership controlled by Mr. Rainwater became a major shareholder in July 1996. Mr. Rainwater is a graduate of the University of Texas at Austin and the Graduate School of Business at Stanford University.

Anthony M. Frank                                                        age 66

       Anthony M. Frank has served as a director of the Company since June 1997. Mr. Frank serves as chairman of Belvedere Capital Partners, general partner of the California Community Financial Institutions Fund LP. From 1988 to 1992, Mr. Frank served as Postmaster General of the United States. Prior to that time, Mr. Frank served as chairman and chief executive officer of First Nationwide Bank, chairman of the Federal Home Loan Bank of San Francisco, chairman of the California Housing Finance Agency and chairman of the Federal Home Loan Mortgage Corporation Advisory Board. From 1992 to 1993, Mr. Frank served as the founding chairman of Independent Bancorp of Arizona. Mr. Frank currently serves as a trust manager of Crescent Equities. Mr. Frank also serves as a director of Irvine Apartment Communities, a large California based apartment REIT; Charles Schwab & Co., one of the nation's largest discount brokerages; Temple Inland, Inc., a manufacturer of paper and timber products; Bedford Property Investors, Inc., an office and commercial property REIT investing primarily on the West Coast; General American Investors Company, Inc., a closed-end investment company; Financial Security Assurance, a company providing credit enhancement for municipal bond issuers; and Cotelligent, Inc., a provider of temporary office support services. Mr. Frank received a Bachelor of Arts (B.A.) degree from Dartmouth College and a Master of Business Administration (M.B.A.) degree from the Amos Tuck School of Business at Dartmouth.

Jeffrey L. Stevens                                                      age  49

       Jeffrey L. Stevens has served as Executive Vice President and Chief Operating Officer of the Company since February 1998. Since May 1997, Mr. Stevens has served as the Company's Treasurer and Secretary. From May 1997 to February 1998, Mr. Stevens served as Chief Financial Officer of the Company. Mr. Stevens became a director of the Company in June 1997. Mr. Stevens is the founder, President and Chief Executive Officer of PFI, a firm which provides accounting, financial and management services to business enterprises. Mr. Stevens has held this position since the inception of PFI in 1991. For over 10 years, Mr. Stevens was a director of

Amerac Energy Corporation, an oil and gas acquisition, production and development company ("Amerac"), and has held various positions with Amerac since 1974. Mr. Stevens' last position with Amerac was Senior Vice President and Chief Financial Officer and Secretary, which he held until January 1997. Mr. Stevens is also a member of the board of directors of Charter Behavioral Health Systems, LLC ("CBHS"), a limited liability company which operates approximately 90 behavioral health care facilities and is 50% owned by the Company. Mr. Stevens holds a Bachelor of Business Administration (B.B.A.) from East Texas State University. Mr. Stevens is a Certified Public Accountant.

                   INCUMBENT DIRECTORS -- TERMS EXPIRING 1999

John C. Goff                                                            age 42

       John C. Goff has served as Vice Chairman of the Board of Directors of the Company since June 1997. From 1987 to 1994, Mr. Goff served as a senior investment advisor to, and investor with, Mr. Rainwater, as well as a vice president of Rainwater, Inc. In those capacities, he has been involved in, and principally responsible for, numerous acquisitions and financings involving corporate, debt and real estate interests. Mr. Goff currently is a member of the boards of directors of The Staubach Company, a private company, and Gainsco, Inc, a publicly traded property and casualty insurance company. Prior to joining Rainwater, Inc. in 1987, Mr. Goff was employed by the accounting firm of KPMG Peat Marwick LLP from 1981 to 1987. Before joining KPMG Peat Marwick LLP, Mr. Goff was employed by Century Development Corporation, a major Houston-based office developer and property management company. From 1994 to 1996, Mr. Goff served as Chief Executive Officer and a trust manager of Crescent Equities. Since December 19, 1996, Mr. Goff has served as Vice Chairman of the Board of Trust Managers of Crescent Equities. Mr. Goff also serves as Chairman of the Board of CBHS. Mr. Goff is a graduate of the University of Texas at Austin and is a Certified Public Accountant.

Paul E. Rowsey, III                                                     age 43

       Paul E. Rowsey, III has served as a director of the Company since June 1997. Mr. Rowsey is president and a member of the board of directors of Rosewood Property Company, a commercial real estate development and investment company, a position he has held for the past eight years. Mr. Rowsey is a trust manager of Crescent Equities. Mr. Rowsey began his career in 1980 as an attorney specializing in commercial real estate. Mr. Rowsey holds a Bachelor of Arts (B.A.) degree from Duke University and a Juris Doctor (J.D.) degree from Southern Methodist University School of Law.

                 EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS

Richard P. Knight                                                       age 29

       Richard P. Knight has served as Chief Financial Officer of the Company since February 1998. From September 1997 to February 1998, Mr. Knight served as the Company's Controller. Mr. Knight has served in these capacities pursuant to a services agreement between the Company and PFI. Mr. Knight has been employed with PFI since September 1997. Prior to joining PFI, Mr. Knight was an audit manager with the accounting firm of

Coopers & Lybrand LLP, from July 1995 to September 1997, and was an auditor with Coopers & Lybrand LLP from July 1990 to July 1995. Mr. Knight holds a Bachelor of Business Administration (B.B.A.) degree in accounting from the University of Oklahoma. Mr. Knight is a Certified Public Accountant.

Sanjay Varma                                                            age 44

       Sanjay Varma has served as a Vice President of the Company and President of the Company's Woodlands and Hospitality Divisions since October 1997. Mr. Varma is a Vice President and an owner of The Varma Group Inc. ("The Varma Group"), a management services company founded in June 1996. Mr. Varma served as Executive Vice President of the Walt Disney Company from November 1987 to January 1994, where he was involved in the development and operation of Disney resorts in Paris. From February 1994 to April 1994, Mr. Varma was a managing director of Sun International (a company engaged in resort development) in Oxfordshire, England, and, from April 1994 to April 1995, Mr. Varma served as an investment advisor to Kirkland Investments, a privately-held investment partnership. In June 1995, Mr. Varma became president and majority owner of RoseStar Management LLC, a lessee of hotel and resort properties, in which capacity he served until August 1997. Since April 1995, Mr. Varma has served as an advisor to Crescent Equities regarding business acquisitions and asset management. Mr. Varma holds a Bachelor of Science (B.S.) degree from Jean Drouant in Paris.

               BOARD OF DIRECTORS -- COMPENSATION AND COMMITTEES

       General. During 1997, the Board of Directors held one meeting, which was attended by all of the directors. Each director who was a member of one or more committees that held meetings during 1997 attended at least 75% of the meetings of the committee(s) on which he served.

       Each director who is not also an officer of the Company (an "outside director") receives an annual fee of $7,500. Each outside director also receives a grant of options to purchase 1,400 shares of Common Stock upon his election as a director, and receives a grant of options to purchase 1,400 shares of Common Stock annually. Directors who are also officers of the Company receive no annual fee for their service as directors. All directors, however, are reimbursed for expenses incurred in attending meetings. On October 15, 1997, both members of the Intercompany Evaluation Committee (described below) received a one-time award under the Amended Plan of 5,000 restricted shares of Common Stock.

       The Executive Committee, the Audit Committee, the Compensation Committee and the Intercompany Evaluation Committee are the standing committees of the Board of Directors. The Board of Directors has no standing nominating committee. The Audit and the Compensation Committees are composed entirely of outside directors. The Intercompany Evaluation Committee is composed of directors who are not officers or directors of Crescent Equities. The Board of Directors and each of the committees of the Board have access to outside consultants and experts as needed in connection with their deliberations.

       Executive Committee. The Executive Committee, which was formed in October 1997, generally may exercise the powers of the Board of Directors (including any committee thereof). The Executive Committee, which consists of Gerald W. Haddock and Jeffrey L. Stevens, held four meetings in 1997.

       Audit Committee. The function of the Audit Committee is to recommend the engagement of independent public accountants to the Board of Directors, review with the Company's independent public accountants the plans and results of audit engagements, approve professional services provided by the independent public accountants, review the independence of the public accountants, consider the range of fees for professional services provided by the independent public accountants and review the adequacy of the Company's internal accounting controls. The Audit Committee, which consists of Anthony M. Frank and Carl F. Thorne, held no meetings in 1997.

       Compensation Committee. The function of the Compensation Committee is to determine compensation for the Company's executive officers and to administer the stock incentive plans and other compensation plans adopted by the Company. The Compensation Committee, which consists of Carl F. Thorne and Paul E. Rowsey, III, held no meetings in 1997.

       Intercompany Evaluation Committee. The Intercompany Evaluation Committee is responsible for reviewing and approving business and investment opportunities offered or made available to the Company by Crescent Equities to determine whether such transactions are fair to, and in the best interests of, the Company. The Intercompany Evaluation Committee, which consists of Jeffrey
L. Stevens and Carl F.  Thorne, held three meetings in 1997.

               BENEFICIAL OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

       The following table sets forth, as of April 13, 1998 (unless otherwise indicated), information regarding beneficial ownership of shares of Common Stock by (i) each director of the Company, (ii) each executive officer of the Company, (iii) each beneficial owner of more than 5% of the Company's Common Stock, and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted below, each person or entity named in the table has sole voting power and sole investment power with respect to each of the shares beneficially owned by such person or entity.

                              BENEFICIAL OWNERSHIP

NAME AND ADDRESS OF BENEFICIAL OWNER                            PERCENT OF
                                           NUMBER OF SHARES   OUTSTANDING SHARES

Richard E. Rainwater(1).....................1,387,880(3)          12.4%
  777 Main Street, Suite 2700
  Fort Worth, Texas  76102

John C. Goff(1).............................  249,033(4)           2.2%
  777 Main Street, Suite 2700
  Fort Worth, Texas  76102

Gerald W. Haddock(1)(2).....................  190,789(5)           1.7%
  777 Main Street, Suite 2100
  Fort Worth, Texas  76102

Anthony M. Frank(1).........................    2,820(6)            *
  101 California Street, Suite 2050
  San Francisco, California 94111

Paul E. Rowsey, III(1)......................    4,120(7)            *
  500 Crescent Court, Suite 300
  Dallas, Texas  75202

Carl F. Thorne(1)...........................    6,080(8)            *
  1445 Ross Avenue, Suite 2700
  Dallas, Texas  75201

Jeffrey L. Stevens(1).......................    5,280(9)            *
  306 West 7th Street, Suite 1025
  Fort Worth, Texas  76102

Richard P. Knight(2)........................      100               *
  306 West 7th Street, Suite 1025
  Fort Worth, Texas  76102

Sanjay Varma(2).............................      253               *
  777 Main Street, Suite 2680
  Fort Worth, Texas  76102

Gotham Partners, L.P........................ 1,082,416(10)         9.8%
Gotham Partners II, L.P.
Gotham International Advisors, L.L.C.
  110 East 42nd Street, 18th Floor
  New York, New York  10017

Cohen & Steers Capital Management, Inc......   954,500(11)         8.5%
  757 Third Avenue
  New York, New York 10017

Dawson Samberg Capital Management, Inc......   618,070(12)         5.5%
  354 Pequot Avenue
  Southport, Connecticut  06490

All Directors and Executive Officers........1,846,355             16.4%
  as a Group (nine persons)

----------
*  Less than 1%.

(1)   Indicates a director of the Company.

(2)   Indicates an executive officer of the Company.

(3) Includes 132,657 shares owned by trusts established for the benefit of Mr. Rainwater's children, and 45,178 shares owned by Ms. Darla D. Moore, who is Mr. Rainwater's spouse. Mr. Rainwater disclaims beneficial ownership with respect to all shares owned by the trust and his spouse. In addition, includes 854,146 shares owned indirectly by Mr. Rainwater, including 6,184 shares owned by Rainwater, Inc., a Texas corporation, of which Mr. Rainwater is the sole director and owner; (ii) 1,007 shares owned by Tower Holdings, Inc., a Texas corporation, of which Mr. Rainwater is the sole director and owner; (iii) 3,329 shares owned by 777 Main Street Corporation, a Texas corporation, of which Mr. Rainwater is the sole director and owner; (iv) 242,583 shares owned by Rainwater Investor Partners, Ltd., a Texas limited partnership, of which Rainwater, Inc. is the sole general partner; (v) 55,542 shares owned by Rainwater RainAm Investors, L.P., a Texas limited partnership, of which Rainwater, Inc. is the sole general partner; (vi) 326,099 shares owned by Office Towers LLC, a Nevada limited liability company, of which Mr. Rainwater and Rainwater, Inc. own an aggregate 100% interest; and (vii) 219,402 shares owned by the Richard E. Rainwater 1995 Charitable Remainder Unitrust No. 1, of which Mr. Rainwater is the sole trustee.

(4) Includes 15,256 shares owned by Goff Family, L.P., a Delaware limited partnership, of which Mr. Goff is a general partner. Mr. Goff disclaims beneficial ownership with respect to all shares owned by Goff Family, L.P. in excess of his pecuniary interest in the partnership.

(5) Includes 10,170 shares owned by Haddock Family, L.P., a Delaware limited partnership, of which Mr. Haddock is a general partner. Mr. Haddock disclaims beneficial ownership with respect to all shares owned by Haddock Family, L.P. in excess of his pecuniary interest in the partnership. Amount also includes 136,676 shares underlying stock options issued pursuant to the Company's 1997 Amended Stock Incentive Plan (the "Amended Plan") that have vested.

(6) Includes 1,120 shares underlying stock options issued pursuant to the Amended Plan that have vested.

(7) Includes 4,002 shares underlying stock options issued pursuant to the Amended Plan that have vested.

(8) Includes 5,000 restricted shares issued pursuant to the Amended Plan. Such shares will vest (i.e., the restrictions on the shares will lapse) in equal amounts over the five-year period commencing on October 15, 1997, the date of grant. Mr. Thorne has sole voting power with respect to such
restricted shares.    Also includes 280 shares underlying stock options issued
pursuant to the Amended Plan that have vested.

(9) Includes 5,000 restricted shares issued pursuant to the Amended Plan. Such shares will vest (i.e., the restrictions on the shares will lapse) in equal amounts over the five-year period commencing on October 15, 1997, the date of grant. Mr. Stevens has sole voting power with respect to such restricted shares. Also includes 280 shares underlying stock options issued pursuant to the Amended Plan that have vested.

(10) Based solely on Amendment No. 1 to the Schedule 13D, dated January 28, 1998, filed by Gotham Partners, L.P., a New York limited partnership ("Gotham"), Gotham Partners II, L.P. a New York limited partnership ("Gotham II") and Gotham International Advisors, L.L.C., a Delaware limited liability company ("Gotham Advisors"), it is the Company's understanding that (i) Gotham beneficially owns 919,837 of the reported shares and has sole voting power and sole dispositive power with respect to such 919,837 shares; (ii) Gotham II beneficially owns 9,992 of the reported shares and has sole voting power and sole dispositive power with respect to such 9,992 shares; and (iii) Gotham Partners International Ltd., a Cayman exempted company ("Gotham International"), beneficially owns 152,587 of the reported shares and, pursuant to an investment management agreement between Gotham International and Gotham Advisors, Gotham Advisors has sole voting power and sole dispositive power with respect to such 152,587 shares.

(11) Based solely on the Schedule 13G, dated February 6, 1998, filed by Cohen & Steers Capital Management, Inc. ("Cohen"), it is the Company's understanding that (i) Cohen is a registered investment advisor; and (ii) Cohen has sole dispositive power with respect to all of the reported shares and sole voting power with respect to 790,700 of the reported shares.

(12) Based solely on the Schedule 13G, dated February 12, 1998, filed by Dawson Samberg Capital Management, Inc. ("Dawson"), it is the Company's understanding that (i) Dawson is an investment advisor; and (ii) Dawson has sole voting power and sole dispositive power with respect to all of the reported shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and related rules of the Securities and Exchange Commission (the "SEC) require the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Related rules of the SEC also require such persons to furnish the Company with copies of all reports filed pursuant to Section 16(a). Based solely on the Company's review of the copies of the reports received or written representations from certain reporting persons, the Company believes that all
Section 16(a) filing requirements applicable to its directors, officers and shareholders owning more than 10% of the Common Stock were complied with during the fiscal year ended December 31, 1997.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid to the executive officers of the Company during fiscal year 1997.

                          SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------
                                                   LONG-TERM COMPENSATION
                                                          AWARDS
--------------------------------------------------------------------------------
                                                RESTRICTED       SECURITIES
       NAME AND                                    STOCK         UNDERLYING
  PRINCIPAL POSITION            YEAR             AWARD(S)        OPTIONS
                                                     ($)             (#)
--------------------------------------------------------------------------------
 Gerald W. Haddock              1997                     0           265,247(1)
 President and Chief Executive
 Officer

 Jeffrey L. Stevens             1997             $131,250(2)           1,400(3)
 Executive Vice President and
 Chief Operating Officer

 Sanjay Varma                   1997                     0            20,000(1)
 Vice President
--------------------------------------------------------------------------------

 (1) Options to purchase such shares were granted under the Amended Plan in connection with the formation of the Company.

 (2) An aggregate of 5,000 restricted shares were granted under the Amended Plan in connection with Mr. Stevens' agreement to serve on the Company's Intercompany Evaluation Committee. The value of such shares on the last trading day of 1997 (as measured by the Nasdaq National Market closing bid price of $24.50 on December 31, 1997) was $122,500. Such shares will vest (i.e., the restrictions on the shares will lapse) in equal amounts over the five-year period commencing on October 15, 1997, the date of grant. Dividends, if declared by the Board of Directors of the Company, will be paid on such shares.

 (3) One-time option to purchase such shares was granted to Mr. Stevens under the Amended Plan in connection with his agreement to serve as a director of the Company.

    Pursuant to a services agreement (the "PFI Services Agreement") between the Company and PFI, which is wholly owned by Jeffrey L. Stevens, PFI provides certain services to the Company. Mr. Stevens, who is the Executive Vice President and Chief Operating Officer and a director of the Company, is also the chief executive officer and a director of PFI. Mr. Stevens receives compensation from PFI in consideration of work performed by him for the Company. For a more detailed description of the Company's relationship with PFI, see "Certain Relationships and Related Transactions -- Transactions with Crescent and Certain Officers of Crescent and the Company," below.

    The Company, through its subsidiaries, has asset management agreements (the "Varma Asset Management Agreements") with The Varma Group. Sanjay Varma, a Vice President of the Company, and his wife are the principals of The Varma Group. In addition, Mr. Varma is Vice President of The Varma Group and receives compensation from such company in consideration of work performed by him for the Company. For a more detailed description of the Company's relationship with The Varma Group, see "Certain Relationships and Related Transactions -- Transactions with Crescent and Certain Officers of Crescent and the Company," below.

STOCK OPTION GRANTS

    The following table sets forth information concerning all stock options granted to the executive officers of the Company for fiscal year 1997.

                  OPTION GRANTS FOR THE YEAR ENDED 12/31/97

----------------------------------------------------------------------------------------------------------
                                                                                POTENTIAL REALIZABLE
                                                                                 VALUE AT ASSUMED
                                                                               ANNUAL RATES OF STOCK
                                                                               PRICE APPRECIATION FOR
                            INDIVIDUAL GRANTS                                        OPTION TERM
----------------------------------------------------------------------------------------------------------
                                      PERCENT
                                      OF TOTAL
                        NUMBER OF     OPTIONS
                      SECURITIES     GRANTED TO  EXERCISE
                      UNDERLYING      EMPLOYEES   OR BASE
   NAME                 OPTIONS       IN FISCAL   PRICE        EXPIRATION
                        GRANTED         YEAR      ($/SH)         DATE           5% ($)          10% ($)
----------------------------------------------------------------------------------------------------------
Gerald W. Haddock        40,247         4.50%      0.99         4/27/04         $16,220          $ 37,800
                         25,000         2.80       0.99         4/27/04          10,075            23,480
                        200,000        22.38       0.99         7/16/06          80,600           187,840
----------------------------------------------------------------------------------------------------------
Jeffrey L. Stevens        1,400          .16       0.99         6/11/07             872             2,209
----------------------------------------------------------------------------------------------------------
Sanjay Varma             20,000         2.24       0.99         3/13/06          10,916            26,888
----------------------------------------------------------------------------------------------------------

OPTION EXERCISES

   The following table sets forth information concerning the exercise of stock options by the executive officers during fiscal year 1997, and the number and value of unexercised stock options held by the Company's executive officers at December 31, 1997.

         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                AND FISCAL YEAR-END OPTION VALUES

----------------------------------------------------------------------------------------------------
                                                                  NUMBER OF
                                                                  SECURITIES          VALUE OF
                                                                  UNDERLYING         UNEXERCISED
                                                                  UNEXERCISED        IN-THE-MONEY
                                   NUMBER OF                    OPTIONS AT FISCAL   OPTIONS AT FISCAL
                                    SHARES                        YEAR-END (#)        YEAR-END ($)
                                  ACQUIRED ON     VALUE           EXERCISABLE/       EXERCISABLE/
      NAME                          EXERCISE    REALIZED($)(1)   UNEXERCISABLE       UNEXERCISABLE(2)
----------------------------------------------------------------------------------------------------
 Gerald W. Haddock                      0         N/A           136,676/128,571         $3,213,252/
                                                                                        $3,022,704
----------------------------------------------------------------------------------------------------
 Jeffrey L. Stevens                     0         N/A                   0/1,400          0/$32,914
----------------------------------------------------------------------------------------------------
 Sanjay Varma                      20,000       $325,200                      0                  0
----------------------------------------------------------------------------------------------------

 (1) Based on the market value of the Common Stock on the date of exercise (as measured by the Nasdaq National Market closing bid price), minus the option's exercise price.
 (2) Based on the market value of the Common Stock on the last trading day of 1997 (as measured by the Nasdaq National Market closing bid price of $24.50 on December 31, 1997), minus the option's exercise price.

STOCK INCENTIVE PLANS

   The Company currently has two stock incentive plans that provide for the grant of options to purchase shares of Common Stock and the grant of restricted shares of Common Stock to its employees, directors and advisors: (i) the Amended Plan and (ii) the 1997 Management Stock Incentive Plan (the "Management Stock Incentive Plan"). The Amended Plan was adopted by Mr. Haddock, in his capacity as the sole director of the Company, on May 8, 1997. In connection with the formation of the Company, grants of options to purchase a specified number of shares of Common Stock and restricted shares of Common Stock of the Company were made under the Amended Plan in May 1997 in order to provide each holder of shares of restricted stock in Crescent Equities or options in Crescent Equities or Crescent Real Estate Equities Limited Partnership ("Crescent Partnership") with an equivalent number of shares of restricted stock in the Company or options to purchase Common Stock, based on a ratio of one share of restricted stock in the Company or option to purchase Common Stock for each 10 shares of restricted stock in Crescent Equities or options for Crescent Equities common stock, and one option to purchase Common Stock for each five options to purchase units of partnership interest in Crescent Partnership. Other than grants made in connection with the formation of the Company and certain grants to directors and executive officers, the Company has not made, and does not intend to make, any other grants of options or restricted shares under the Amended Plan. At April 13,

1998, the Company had granted options to purchase 948,567 shares and 10,000 restricted shares under the Amended Plan, and 41,433 shares remained available for grant under such Plan.

   The Management Stock Incentive Plan was adopted by the Board of Directors on October 15, 1997, subject to shareholder approval. For a detailed description of the Management Stock Incentive Plan, see "Proposal No. 3 -- Approval of Management Stock Incentive Plan," below.

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Act"), or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and performance graph shall not be deemed to be incorporated by reference into any such filing.

             REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

   Compensation Philosophy and Objectives. The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include enhancing shareholder value, maximizing financial performance, preserving a strong financial posture, increasing the Company's assets and positioning its assets and business in geographic markets offering long-term growth opportunities. The accomplishment of these objectives is measured against the conditions characterizing the industry within which the Company operates. In implementing the Company's compensation program, it generally is the policy of the Board of Directors to seek to qualify executive compensation for deductibility by the Company for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent that such policy is consistent with the Company's overall objectives and executive compensation policy.

   Executive Officer Compensation.

   General. The executive officers of the Company may be compensated in the form of salary, cash bonus awards, restricted stock awards and stock option grants under the Company's incentive plans. Except as described below as to the President and Chief Executive Officer of the Company, as of May 8, 1998, the Company had not made compensation awards directly to individual executive officers of the Company for 1997 for their services in such capacities.

   Chief Executive Officer Compensation. The Compensation Committee is currently considering, for approval by the Board of Directors, the appropriate compensation to be paid by the Company to Gerald W. Haddock, the President and Chief Executive Officer of the Company, for 1997. As of the date of this Proxy Statement, no award has been made to Mr. Haddock for 1997, although it is expected that Mr. Haddock will receive compensation for his services in 1997.

   Future Executive Compensation Program. The Board of Directors expects that the Compensation Committee will have responsibility in 1998 and future years for administering the Company's executive compensation program, although the Board of Directors has the right to, and from time to time may, determine and administer all or portions of the Company's executive compensation program.
The Board of Directors anticipates that performance of the Company will be a key consideration for the Compensation Committee in determining executive compensation for 1998. The Board of Directors recognizes that share price is but one measure of performance, and that other factors, including business conditions in the applicable industries and the Company's success in achieving short-term and long-term goals and objectives, must be evaluated in arriving at a meaningful analysis of performance. Accordingly, the Board of Directors expects that the Compensation Committee will also give consideration to the Company's achievement of specified business objectives when reviewing 1998 executive officer compensation.

   An additional objective of the Company is to reward executive officers with equity compensation in addition to cash compensation in keeping with the Company's overall compensation philosophy of placing equity in the hands of its executive officers and employees in an effort to align the interests of the Company's shareholders with those of the Company's employees and executive
officers.   Consequently, the Board of Directors anticipates that stock options will be used in 1998 by the Compensation Committee to reward and incentivize executive officers and other key personnel and to retain them through the potential of capital gains and equity buildup in the Company. The Board of Directors expects that the number of options granted in the future will be determined by the Compensation Committee based upon the Compensation Committee's evaluation of performance criteria mentioned above, along with its subjective evaluation of each executive's ability to influence the Company's long-term growth and profitability. All stock options will be issued at the current market price of the Common Stock on the date of grant. Because the value of the stock options should, over time, bear a direct relationship to the Company's stock price, the Company believes the award of options represents an effective incentive to create value for the shareholders.

                                        BOARD OF DIRECTORS

                                        Richard E. Rainwater
                                        John C. Goff
                                        Gerald W. Haddock
                                        Anthony M. Frank
                                        Jeffrey L. Stevens
                                        Carl F. Thorne
                                        Paul E. Rowsey, III

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

   The following graph and table provide a comparison of the cumulative total return on the Common Stock of the Company for the period beginning June 13, 1997, the date on which trading of the Common Stock commenced, through December 31, 1997 with returns on the Nasdaq Index and the Non-Financial Nasdaq Index. The graph and table assume that the value of the investment in the Common Stock of the Company and each of the aforementioned indices on June 13, 1997, was $100 and that all dividends were reinvested.



====================================================================================================================================
                        6/13/97     6/30/97      7/31/97      8/31/97     9/30/97    10/31/97     11/30/97      12/31/97
------------------------------------------------------------------------------------------------------------------------------------
 Crescent Operating     $100            $400       $550         $538        $670        $775        $558           $817
 Common  Stock
------------------------------------------------------------------------------------------------------------------------------------
 Nasdaq Index           $100            $101       $112         $112        $119        $112        $113           $111
------------------------------------------------------------------------------------------------------------------------------------
 Non-Financial          $100            $101       $112         $112        $119        $111        $111           $107
 Nasdaq Index
====================================================================================================================================

             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During 1997, the Compensation Committee was composed of Carl F. Thorne and Paul E. Rowsey, III. There were no Compensation Committee interlocks during 1997.

   Mr. Haddock, President and Chief Executive Officer and a director of the Company, and Jeffrey L. Stevens, Executive Vice President, Chief Operating Officer, Secretary, Treasurer and a director of the Company, each attended and participated in the one meeting of the Company's Board of Directors during 1997, at which discussions concerning executive officer compensation occurred. In addition, it is anticipated that the only compensation award that will be made directly to an individual executive officer of the Company for 1997 will be determined by the Compensation Committee for approval by the full Board of Directors. There was no other insider participation in the executive compensation decisions of the Company during 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Formation Transactions. The Company was formed on April 1, 1997, by Crescent Equities and Crescent Real Estate Equities Limited Partnership ("Crescent Partnership" and, together with Crescent Equities and subsidiaries of Crescent Equities or Crescent Partnership, "Crescent"). The Company was formed to be the lessee and operator of certain assets owned or to be acquired by Crescent and perform an agreement (the "Intercompany Agreement) between the Company and Crescent Partnership. The Intercompany Agreement provides, subject to certain terms, that Crescent Partnership will provide the Company with a right of first refusal to become the lessee of any real property acquired by Crescent Partnership if Crescent Partnership determines that, consistent with the status of Crescent Equities as a REIT, it is required to enter into a "master" lease arrangement. A master lease arrangement is an arrangement pursuant to which an entire property or project (or group of related properties or projects) is leased to a single lessee. Crescent Equities generally would be required, consistent with its status as a REIT, to enter into a master lease arrangement as to hotels and behavioral health care facilities. Under the Intercompany Agreement, the Company has agreed not to acquire or make investments in real estate or any other investments that may be structured in a manner that qualifies under the federal income tax requirements applicable to REITs, unless Crescent Partnership has been given notice of the opportunities and has decided not to pursue them.

   In connection with the Company's formation and capitalization, Crescent Partnership contributed approximately $14.1 million to the Company. In consideration of the approximately $14.1 million cash contribution, Crescent Partnership was issued approximately 11 million shares of Common Stock, which were distributed effective June 12, 1997 to holders of record of common shares of beneficial interest of Crescent Equities and units of limited partnership interest of Crescent Partnership, as of May 30, 1997. On the date of such distribution, each of Messrs. Rainwater, Goff and Haddock beneficially owned approximately 12.5%, 2.0% and 1.5%, respectively, of Crescent and owned 12.5%, 2.0% and 1.5%, respectively, of the outstanding Common Stock following the distribution. Messrs. Rainwater and Goff are the Chairman and Vice Chairman, respectively, of the Board of Trust Managers of Crescent Equities and the Board of Directors of the Company. Mr. Haddock is the sole director and President and Chief Executive Officer of the sole general partner of Crescent Partnership, and also serves as President and Chief Executive Officer and a trust manager of Crescent Equities and as President and Chief Executive Officer and a Director of the Company.

   Interests with Magellan. On June 17, 1997, the Company purchased from Magellan Health Services, Inc. ("Magellan"), for approximately $5.0 million, a 50% member interest in CBHS. As part of the same transaction, the Company also purchased warrants to acquire up to 1,283,311 shares of Magellan common stock, which the Company valued at approximately $12.5 million on the purchase date. The warrants are exercisable, in increments, during the period from May 1998 through May 2009, at the exercise price of $30.00 per share. The Company obtained the opportunity to purchase the member interest in CBHS and the Magellan warrants pursuant to the Intercompany Agreement.

   Messrs. Rainwater, Goff and Haddock own shares of Magellan common stock and warrants to acquire Magellan common stock. Mr. Rainwater, either directly or indirectly, owns approximately 2,457,278 shares, and warrants to acquire approximately 1,212,483 shares, of Magellan common stock, which represents approximately 12% of the outstanding common stock of Magellan. Messrs. Goff and Haddock each own, directly or indirectly, approximately 57,000 shares and 42,000 shares, respectively, and warrants to acquire 28,500 shares, of Magellan common stock, representing less than one percent of the outstanding common stock of Magellan. The warrants owned by Messrs. Rainwater, Goff and Haddock entitle each of them to purchase, at any time until the January 25, 2000 expiration date of such warrants, shares of Magellan common stock at a purchase price of $26.15 per share.

   Ms. Darla D. Moore is married to Mr. Rainwater and is a director of Magellan. As part of the arrangements pursuant to which Mr. Rainwater acquired securities of Magellan, an affiliate of Mr. Rainwater obtained the right to designate a nominee acceptable to Magellan for election as a director of Magellan, for so long as Mr. Rainwater and his affiliates (collectively, the "Rainwater Group") continue to own beneficially a specified minimum number of shares of Magellan common stock. An affiliate of Mr. Rainwater proposed Ms. Moore as its nominee for director, and Ms. Moore was first elected to the Magellan board on February 22, 1996.

   Interests Involving Crescent and Magellan. CBHS, which is owned equally by a subsidiary of Magellan and the Company, and subsidiaries of CBHS entered into a triple-net operating lease agreement (the "Facilities Lease") with Crescent (through a wholly owned subsidiary) in June 1997, under which all of the CBHS facilities (the "Facilities") are leased by Crescent to CBHS and its subsidiaries. The initial term of the Facilities Lease is 12 years, with four renewal terms of five years each. CBHS may renew the Facilities Lease at its option upon notice at least one year prior to the end of the initial term or any renewal term.

   The base rent for the first year of the initial term is $41.7 million. The base rent increases by 5% compounded annually. At the commencement of any renewal term of the Facilities Lease, a new fair market rent for the renewal term will be determined by agreement of the parties, or if the parties are unable to agree on a fair market rent, then by an appraisal mechanism. Following appraisal, Crescent will have the right to render void the exercise of the option to extend the Facilities Lease if Crescent is not satisfied with the fair market rent as determined by the appraiser. In addition, CBHS will pay annually an additional $20 million under the Facilities Lease (the "Additional Rent"), at least $10 million of which must be used, as directed by CBHS, for capital expenditures each year and up to $10 million of which may be used, if requested by

CBHS, to cover capital expenditures, property taxes, insurance premiums and franchise fees. CBHS' failure to pay the Additional Rent is not a default under the Facilities Lease unless Crescent has expended, or caused to be expended, funds for unreimbursed capital expenditures, property taxes, insurance premiums or franchise fees.

   Magellan (through a wholly owned subsidiary) has granted a franchise for each Facility pursuant to a franchise agreement to CBHS (the "Master Franchise Agreement"), and CBHS has entered into and caused each subsidiary/lessee of a Facility to enter into a franchise agreement (the "Subsidiary Franchise Agreements" and, together with the Master Franchise Agreement, the "Franchise Agreements") for such Facility. Subject to certain conditions, Magellan has agreed to grant franchises for facilities subsequently acquired, developed or leased by CBHS, provided such facilities meet reasonable requirements of Magellan and that Magellan is not contractually or legally prevented from granting such franchises. CBHS has agreed to guarantee all obligations of its subsidiaries under Subsidiary Franchise Agreements.

   The initial term of the Master Franchise Agreement is 12 years. CBHS has the right to renew the Master Franchise Agreement for four additional five-year renewal terms, provided that at the end of the initial term and each renewal term, the fees will be adjusted to reflect the fair market value of the franchise utilized by the Facilities as of the renewal date for the then-applicable renewal term. The Master Franchise Agreement includes an appraisal mechanism for determining fair market value franchise fees. Notwithstanding the foregoing, if the fair market value franchise fee as so determined is not acceptable to Magellan, then Magellan will have the option to terminate the Master Franchise Agreement at the end of the then-current term and the Master Franchise Agreement will not be further extended. In all other events, neither Magellan nor CBHS, has the right to terminate the Master Franchise Agreement (whether for breach or otherwise) without the consent of the other and Crescent.

   Franchise fees are payable monthly by CBHS under the Master Franchise Agreement and equal the greater of (i) $78.2 million, subject to increases for inflation; or (ii) $78.2 million, plus 3% of CBHS Gross Revenues (as defined in the agreement) over $1 billion and not exceeding $1.2 billion, and 5% of CBHS Gross Revenues over $1.2 billion. Pursuant to a subordination agreement entered into by CBHS, Crescent and Magellan, franchise fees, generally, are subordinated to base rent, the 5% annual increase and the first $10 million of
the Additional Rent.   Pursuant to the terms of, and conditioned upon the
consummation of the transactions contemplated by, the Purchase Agreement (as defined below), CBHS and Magellan have agreed to execute an amendment to the Master Franchise Agreement which will provide, among other things, that the amount of franchise fees payable by CBHS, during the period from March 3, 1998 through the date of the closing of the transactions referenced in the Purchase Agreement, will be reduced to $5 million per month, prorated for any partial month.

   Effective March 3, 1998, the Company signed a definitive agreement pursuant to which it has agreed to purchase, for $30 million in Common Stock, the 50% member interest in CBHS owned by a subsidiary of Magellan. Also effective March 3, 1998, CBHS signed a definitive agreement (the "Purchase Agreement") to acquire from Magellan and certain direct and indirect subsidiaries of Magellan, for a purchase price of $280 million, equity interests in certain entities and the assets of certain staff model clinics. Under the Purchase Agreement, approximately $78 million of annual franchise fees currently paid by CBHS to Magellan or its subsidiaries would be eliminated. The Company has entered into a support agreement with Magellan, pursuant to which it has agreed, among other things, to advance to CBHS any amounts necessary to pay expenses incurred in connection with obtaining financing to meet CBHS' payment obligations under the Purchase Agreement. Any amounts advanced to CBHS in connection with the payment of financing expenses are to be repaid by CBHS to the Company in accordance with the provisions of a repayment agreement. In the event the financing proceeds received by CBHS are less than $280 million, plus the amount of any advances from Magellan to CBHS or its subsidiaries payable by CBHS at the closing of the transactions contemplated by the Purchase Agreement (the "Target Amount"), the Company has agreed to purchase, on the closing date of any such financing, the amount of CBHS securities offered in the financing (which amount shall not exceed $25 million) necessary to cause the financing proceeds to equal the Target Amount. If, as a result of the failure by CBHS to obtain funds equal to the Target Amount, (i) the transactions contemplated by the Purchase Agreement are not consummated within the time periods specified in the Purchase Agreement or (ii) the Purchase Agreement is terminated, the Company has agreed to pay to Magellan a termination fee in the amount of $5.0 million ($2.5 million of which would be payable in cash and $2.5 million of which would be payable in Common Stock).

   Transactions with Crescent and Certain Officers of Crescent and the Company. On May 9, 1997, the Company purchased from Carter-Crowley Properties, Inc., for approximately $12.4 million, a 12.38% limited partner interest in Dallas Basketball Limited (the "DBL Interest"), the partnership that holds the National Basketball Association franchise for the Dallas Mavericks basketball club. The Company obtained the opportunity to purchase the DBL Interest pursuant to the Intercompany Agreement. As of June 11, 1997, the Company sold, for approximately $12.55 million, the DBL Interest to DBL Holdings, Inc., a wholly owned subsidiary of Crescent Partnership. At the time of the sale by the Company of the DBL Interest to DBL Holdings, Inc., Messrs. Rainwater, Goff and Haddock beneficially owned units of limited partnership interest in Crescent Partnership representing approximately 6.2%, 1.1% and .9%, respectively, of the partnership interests in Crescent Partnership then outstanding. The Company used the proceeds of the sale of the DBL Interest (i) to pay all accrued interest under a term loan from Crescent, in the amount of approximately $.2 million (See "Financing Arrangements with Crescent"), (ii) to make a payment of principal under the term loan of approximately $9.9 million and (iii) to pay a dividend to its then sole shareholder, Crescent Partnership, of approximately $2.4 million. Subsequent to June 11, 1997, the voting common stock of DBL Holdings, Inc. was sold by Crescent Equities to Messrs. Haddock and Goff.

   On July 31, 1997, the Company, through its subsidiary, WOCOI Investment Company, acquired for approximately $.4 million, a 42.5% general partner interest in Woodlands Operating Company, L.P. ("Woodlands Operating"). The acquisition was part of a larger transaction, pursuant to which Crescent and certain Morgan Stanley funds acquired The Woodlands Corporation. The Company obtained the opportunity to purchase its interest in Woodlands Operating pursuant to the Intercompany Agreement. Woodlands Operating provides management, advisory, landscaping and maintenance services to entities affiliated with the Company and Crescent, as well as to unrelated third parties. As compensation for its management and advisory services, Woodlands Operating is paid a monthly advisory fee in an amount equal to 3% of all costs and expenses incurred by Woodlands Operating in providing such services. As compensation for its landscaping and maintenance services, Woodlands Operating is paid a monthly fee in an amount equal to 5% of the cost per month of performing the required landscaping and maintenance services. Each service agreement provides for an initial term of at least 12 months (subject to earlier termination under certain circumstances) and will be renewed automatically, unless terminated by either party upon giving prior notice as specified in each agreement.

   Among other assets, Woodlands Operating owns WECCR General Partnership ("WECCR"), the partnership which leases The Woodlands Conference Center and Country Club from a partnership in which Crescent owns a 42.5% interest. Pursuant to the lease agreement, WECCR has been assigned substantially all interests in and to third-party contracts and agreements relating to the operation of the conference center. WECCR leases the conference center on a triple-net basis and pays base rent in the amount of $.75 million per month during the eight-year term of the lease. The lease also provides for the payment of percentage rent for each calendar quarter in which gross receipts from the operation of the conference center exceed certain amounts. During 1997, lease expense for WECCR in respect of the conference center lease totaled approximately $1.3 million.

   Effective July 31, 1997, the Company entered into a series of transactions, pursuant to which the Company acquired from Gerald W. Haddock, John C. Goff and Sanjay Varma, for an aggregate purchase price of $2.0 million, (i) 100% of the member interests in RoseStar Management

LLC and (ii) all of the common stock of each of RSSW Corp. and RSCR Arizona Corp., two companies affiliated with RoseStar Management LLC ("RoseStar").
Prior to the acquisition by the Company, RoseStar and its affiliates, which were (and which continue to be) lessees of resort properties owned by Crescent, were owned by Messrs. Haddock, Goff and Varma in the ratios of 4.5%, 4.5% and 91%, respectively. From April 1995 to August 1997, Mr. Varma served as an advisor to Crescent regarding business and asset management, and from August 1997 to October 1997, Mr. Varma served as an advisor to the Company regarding its Hospitality and Woodlands divisions. Mr. Varma is currently a Vice President of the Company and President of the Hospitality and Woodlands divisions of the Company.

   The Company or its subsidiaries were the lessees of eight hotel or resort properties owned by Crescent, including the Denver Marriott City Center, Hyatt Regency Beaver Creek, Hyatt Regency Albuquerque, Canyon Ranch-Tucson, Canyon Ranch-Lenox, Ventana Country Inn, Sonoma Mission Inn and Spa and The Four Seasons Hotel in Houston, Texas, as of December 31, 1997. The leases for each of the properties are triple-net operating leases with 120-month terms which expire between December 31, 2004 and October 31, 2006. The leases provide for payment to Crescent of (i) base rent, with periodic rent increases and (ii) percentage rent based on a percentage of gross revenue, room revenue, food and beverage revenue or some combination of these amounts, above a specified amount. The Company incurred lease expense to Crescent totaling approximately $16.7 million during 1997 in connection with these properties.

   On January 23, 1998, COI Hotel Group, Inc., a subsidiary of the Company, signed a 10-year lease agreement with Crescent as lessee of the Austin Omni Hotel. The terms of the lease are generally consistent with other hospitality property leases with Crescent, providing for payment of base rent and percentage rent.

   Pursuant to a purchase agreement dated as of September 29, 1997, the Company acquired 100% (50 shares) of the voting common stock of Desert Mountain Development Corporation, the sole general partner of, and the holder of the majority economic interest in, the partnership ("Desert Mountain Properties Limited Partnership") which owns Desert Mountain, a master planned, luxury residential and recreational community in Northern Scottsdale, Arizona. The voting common stock was purchased from Crescent for a cash purchase price of approximately $2.2 million, which represents 5% of the total amount invested in Desert Mountain by Crescent. Crescent Partnership currently owns 100% (950 shares) of the non-voting common stock of Desert Mountain Development Corporation.

   Also on September 29, 1997, the Company acquired from Crescent Partnership, for approximately $2.2 million, all of the voting stock, representing a 5% economic interest, in The Woodlands Land Company, Inc. ("LandCo"). The purchase price for the Company's interest in LandCo represents 5% of the total amount invested in LandCo by Crescent. Crescent currently owns 100% of the non-voting common stock, representing a 95% economic interest, of LandCo.

   Effective October 31, 1997, the Company acquired, from Crescent Partnership, for approximately $8.0 million, 100% of the voting stock, representing a 5% equity interest, of Crescent CS Holdings Corp. ("CS I") and Crescent CS Holdings II Corp. ("CS II"). CS I and CS II own 40% general partner interests in, respectively, the partnership that owns URS Logistics, Inc., a company that operates and manages public refrigerated warehouses in the continental United States, and Americold Corporation, a company providing integrated logistics, consisting of warehousing and transportation services, for the frozen food industry. The purchase price for the Company's interests in CS I and CS II represents 5% of the total amount invested in these companies by Crescent Partnership. Crescent Partnership owns 100% of the non-voting common stock of CS I and CS II.

   Under the terms of the PFI Services Agreement between the Company and PFI, a company owned by Jeffrey L. Stevens, Executive Vice President, Chief Operating Officer and a director of Crescent Operating, PFI provides accounting and management services to the Company, as well as reviews or initially prepares reports required to be filed with the SEC, reports to shareholders and similar matters. In consideration of services performed under the PFI Services Agreement, the Company pays an annual fee in an amount equal to $150,000, plus 105% of all reasonable and customary costs and expenses incurred by PFI in providing such services. During 1997, PFI earned $240,240 under the PFI Services Agreement. The initial term of the PFI Services Agreement, which commenced on July 1, 1997, is thirty six months. The Agreement may be terminated, however, by either party at any time after April 1, 1998, with 90 days' prior written notice. Richard P. Knight, Chief Financial Officer of the Company, is an employee of, and receives compensation from, PFI.

     In consideration of its services under the Varma Asset Management Agreements (which expire on January 30, 2000), The Varma Group, whose principals are Sanjay Varma, Vice President of the Company, and his wife, Johanna Varma, receives an annual base fee of approximately $660,000, plus annual cost of living adjustments for its asset management services related to the Hyatt Regency Albuquerque, Hyatt Regency Beaver Creek, Sonoma Mission Inn and Denver City Center Marriott (the "Covered Properties"). In addition, The Varma Group is reimbursed for the costs it incurs in providing asset management services to other hotel or resort properties leased by the Company or its subsidiaries. Travel expenses related to the Covered Properties in excess of $83,600 per year are reimbursed to The Varma Group, as are all travel expenses related to properties other than the Covered Properties. The Varma Asset Management Agreements are terminable for cause by either party and may be terminated without cause by the applicable subsidiary of the Company (and, after January 31, 2000, by The Varma Group) upon giving prior notice as specified in the Varma Asset Management Agreements. In the event a subsidiary of the Company exercises its right to terminate a Varma Asset Management Agreement without cause before January 31, 2000, however, the subsidiary must deliver, or cause to be delivered, to The Varma Group, a termination fee in an amount to be determined in accordance with a formula based on the value of the unexpired contract. In 1997, The Varma Group received $275,000 in asset management fees from the Company.

   Financing Arrangements with Crescent and Certain Officers of Crescent and the Company. The Company and certain of its subsidiaries have various debt instruments payable to Crescent, which, in the aggregate, had outstanding balances in the amount of $231.9 million as of December 31, 1997. Such debt instruments included the following: (i) a note payable in the amount of $26.0 million, due May 2002, at an interest rate of 12% per annum, collateralized by a first lien on assets which the Company now owns or may acquire in the future;
(ii) a line of credit in the amount of $20.4 million ($13.7 million of which was outstanding), due the later of May 2002 or five years after the last draw, at an interest rate of 12% per annum, collateralized by a first lien on assets which the Company now owns or may acquire in the future; (iii) a note payable in the amount of $17.6 million, due August 1998, at an interest rate of prime plus one percent per annum; (iv) a note payable in the amount of $60.0 million, due December 2010, at an interest rate of 14% per annum, collateralized by land, improvements and equipment at Desert

Mountain Development Limited Partnership; (v) a note payable in the amount of $110.0 million, due December 2005, at an interest rate of 10% per annum, collateralized by land, improvements and equipment at Desert Mountain Development Limited Partnership; (vi) a note payable in the amount of $1.0 million, due September 1998, at an interest rate of 8.5% per annum, collateralized by the Company's $5.0 million note receivable from Houston Center Athletic Club Venture; (vii) a note payable in the amount of $2.0 million, due August 2003, at an interest rate of 10.75% per annum, collateralized by a deed of trust of certain real and personal property; (viii) a note payable in the amount of $.8 million, due September 2002, at an interest rate of 8.5% per annum, collateralized by the Company's interest in the Houston Center Athletic Club Venture; (ix) a note payable in the amount of $.6 million, due August 2003, at an interest rate of 10.75% per annum, collateralized by a deed of trust in certain real and personal property; and (x) a note payable in the amount of $.2 million, due November 2006, at an interest rate of 7.5% per annum.

   Management believes that the foregoing transactions are on terms no less favorable than those that could have been obtained in comparable transactions with unaffiliated parties.

                                 PROPOSAL NO. 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Subject to the approval of the shareholders, the Board of Directors has appointed the firm of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1998. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be able to respond to appropriate questions. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting with respect to such proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

CHANGE IN INDEPENDENT AUDITORS

   Upon recommendation of the Executive Committee and approval of the Audit Committee, on January 15, 1998, the Board of Directors dismissed the firm of Arthur Andersen LLP as the Company's independent auditors and engaged the services of Ernst & Young LLP to perform the audit of the Company's 1997 financial statements. Ernst & Young LLP's qualifications as auditors for the Company, including, among other things, the firm's reputation for integrity and competence in the fields of accounting and auditing, was considered. The Board of Directors has concluded that the appointment of Ernst & Young LLP was in the best interests of the Company. Ernst & Young LLP has informed the Company that it has no material direct or indirect interest in the Company.

   The reports of Arthur Andersen LLP on the financial statements of the Carter-Crowley Asset Group (the Company's predecessor), for the fiscal years ended December 31, 1996 and December 31, 1995, and the initial balance sheet of the Company, as of April 3, 1997, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and the interim period from January 1, 1998 through January 15, 1998, there was no disagreement between the Company (including its predecessor) and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. There were no "reportable events" (as defined in Item 304 (a)(1)(v) of Regulation S-K) with respect to the Company within the past two fiscal years and the interim period from January 1, 1998 through January 15, 1998.

   During the two most recent fiscal years and the interim period from January 1, 1998 through January 15, 1998, the Company (including the predecessor) did not consult Ernst & Young LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304 (a)(1)(iv) of Regulation S-K) or a "reportable event."

   In the event that ratification of this appointment of auditors is not approved by the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, the appointment of independent auditors will be reconsidered by the Board of Directors.

                                 PROPOSAL NO. 3
                  APPROVAL OF MANAGEMENT STOCK INCENTIVE PLAN

   On October 15, 1997, the Board of Directors adopted, subject to shareholder approval, the Company's Management Stock Incentive Plan. The aggregate number of shares of Common Stock reserved for issuance under the Management Stock Incentive Plan is 1,000,000 shares, subject to adjustment for future capital changes.

   Approval of the Management Stock Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting with respect to such proposal.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE "FOR" THE APPROVAL OF THE MANAGEMENT STOCK INCENTIVE PLAN.

SHAREHOLDER APPROVAL REQUIREMENTS

   Shareholder approval of the Management Stock Incentive Plan is required in order for incentive stock options granted under the Plan to qualify as "incentive stock options" within the meaning of Section 422 of the Code and in order for options granted to "covered employees," as defined in Section 162(m) of the Code, to qualify as executive compensation under Section 162(m). In addition, shareholder approval of the Management Stock Incentive Plan is required under the rules of the Nasdaq Stock Market.

SUMMARY DESCRIPTION

   The essential features of the Management Stock Incentive Plan are outlined below. Such description is qualified in its entirety by the Management Stock Incentive Plan, a copy of which is attached as Exhibit A.

   General. The purpose of the Management Stock Incentive Plan is to promote the growth and general prosperity of the Company by permitting the Company and its subsidiaries to grant options to their employees, outside directors and advisors and restricted stock to their employees and advisors. The Management Stock Incentive Plan is designed to assist the Company and its subsidiaries in attracting and retaining superior personnel for positions of substantial responsibility and to provide employees (including officers), outside directors and advisors with an additional incentive to contribute to the success of the Company and its subsidiaries.

   Eligibility. Employees, outside directors and advisors of the Company and its subsidiaries, who meet certain criteria established by the Board of Directors or the appropriate committee, may be granted awards of stock options or shares of restricted Common Stock under the Management Stock Incentive Plan; provided, however, that incentive stock options may be awarded only to employees of the Company and its subsidiaries. As of April 13, 1998, all outside directors and advisors were eligible to participate in the Management Stock Incentive Plan.

   Administration. The Management Stock Incentive Plan provides that it shall be administered by the Board of Directors or a committee of not fewer than two directors appointed by the Board. Notwithstanding the foregoing, a committee consisting of two or more outside directors shall have the sole authority to make awards under the Management Stock Incentive Plan to covered employees (as defined in Section 162(m) of the Code).

   Shares Subject to Awards. The Management Stock Incentive Plan provides that the maximum number of shares of Common Stock that may be issued from time to time under the Plan is 1,000,000 shares, subject to adjustment for future capital changes. The maximum number of shares of Common Stock with respect to which awards may be granted to any participant who is subject to the reporting requirements of Section 16 of the Exchange Act or who is a covered employee within the meaning of Section 162(m) of the Code (a "Reporting Person") during any calendar year is 500,000 shares, subject to adjustment for future capital changes. The maximum number of shares of Common Stock which may be subject to incentive stock options during the life of the Management Stock Incentive Plan is 50,000 shares, subject to adjustment for future capital changes.

   Terms and Conditions of Options. Stock options granted under the Management Stock Incentive Plan are exercisable only to the extent that they are vested. The Board of Directors or the appropriate committee is responsible for determining the vesting schedule for stock options. Optionees who receive stock options are entitled to exercise at any time, or from time to time, all or any portion of a vested option. Incentive stock options granted under the Management Stock Incentive Plan may not expire earlier than one year or later than ten years after the date they are granted. However, an incentive stock option granted to a person who owns more than 10% of the total combined voting power of all classes of the Company's stock (a "Ten Percent Shareholder") may expire up to five years after the date it is granted. Non-qualified stock options granted under the Management Stock Incentive Plan may expire up to ten years after the date they are granted.

   The exercise price per share pursuant to each option granted under the Management Stock Incentive Plan is determined by the Board of Directors or the appropriate committee and may not be less than 100% (110% in the case of a Ten Percent Shareholder) of the fair market value of the Common Stock on the date the option is granted. As long as the Common Stock is quoted on the Nasdaq National Market, its fair market value will be the closing bid price of the Common Stock as reported by the Nasdaq National Market on the date the option was granted. If there were no sales of shares reported by the Nasdaq National Market on the date the option was granted, the fair market value will be deemed equal to the closing bid price as reported on the Nasdaq Stock Market for the last preceding date on which sales of Common Stock were reported. The closing bid price of the Common Stock on April 13, 1998 was $21.56 per share.

   Options may be exercised by providing written notice to the Company, accompanied by payment of the exercise price. Payment of the exercise price may be made generally (i) in immediately available funds, (ii) with Common Stock owned by the participant, if permitted by the Board of Directors or the appropriate committee, (iii) with proceeds of the sale of the shares purchased upon exercise of the options, (iv) by payment in immediately available funds of the par value of the underlying shares, plus a promissory note for the balance or (v) any combination thereof.

   Any option granted under the Management Stock Incentive Plan generally may be amended to advance the date on which the option vests at the discretion of the Board of Directors or the appropriate committee.

   In the event that an optionee ceases to serve as an employee, outside director or advisor to the Company or any of its subsidiaries as a result of the optionee's death or disability, any options held under the Management Stock Incentive Plan shall vest immediately and the exercise period for such option shall end on the earlier of (i) the date that the option expires by its terms,
(ii) the date that is twelve months after the optionee ceases such service. If an optionee under the Management Stock Incentive Plan ceases to serve as an employee, outside director or advisor to the Company or any of its subsidiaries as a result of the optionee's retirement from such service, the optionee's stock option shall vest immediately and (i) if such option is an incentive stock option, the option will be exercisable for the three-month period after such retirement, and (ii) if such option is a non-qualified stock option, the option will be exercisable for the one-year period after such retirement, unless the option expires earlier by its terms. In the event that an optionee ceases to serve as an employee, outside director or advisor to the Company or any of its subsidiaries because the optionee is terminated for committing certain defined acts of misconduct, any options held under the Management Stock Incentive Plan shall automatically expire.,

   An option granted under the Management Stock Incentive Plan is not transferable during the lifetime of the optionee, other than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order. Incentive stock options may be exercised during the lifetime of an optionee only by that optionee or by the optionee's legally authorized representative.

     Terms and Conditions of Restricted Stock. The restrictions on restricted stock awards made under the Management Stock Incentive Plan shall be determined by the Board of Directors or the appropriate committee. The Management Stock Incentive Plan generally provides that restricted shares of Common Stock (i) shall be restricted for a period of not less than one year nor more than ten years, (ii) shall not be sold, transferred, pledged or otherwise encumbered during the restriction period, and (iii) generally shall be forfeited in the event that the holder ceases to serve as a director or advisor to the Company or any of its subsidiaries During the restriction period, the holder of the restricted shares shall be entitled to exercise all rights attributable to the restricted shares (e.g., voting rights). Stock certificates representing such shares will be registered in the name of the holder, but shall be held, together with a duly endorsed stock power, by the Company until all restrictions lapse.

   Acceleration in Certain Events. Options granted under the Management Stock Incentive Plan will become immediately exercisable in full and all restrictions on restricted stock awarded under the Plan will lapse (i) if the Company agrees to dispose of all or substantially all of its assets by means of a sale, merger or other reorganization, liquidation or otherwise in a transaction in which the Company is not the surviving corporation, and if the shareholders own less than 50% of the voting power of the surviving entity, and (ii) upon the occurrence of an event constituting a "change of control" (as defined in the Management Stock Incentive Plan). For purposes of the Management Stock Incentive Plan a "change in control" does not include certain transfers of the Company's voting stock by Richard E. Rainwater to various family members, trusts or other entities controlled by him, or acquisitions by such parties.

   Notwithstanding the aforementioned acceleration provisions of the Management Stock Incentive Plan, no Reporting Person may exercise an option and no restrictions will lapse with respect to an award of restricted Common Stock to a Reporting Person unless at least six months have elapsed since the grant of such option or restricted stock award.

   Outside Director Stock-for-Fees Election.   Each outside director of the
Company may voluntarily elect, under the Management Stock Incentive Plan, to have one-half or all of the annual retainer and meeting fees otherwise payable in cash to the outside director paid in the form of shares of Common Stock. Such an election would become effective six months following the receipt of the election by the Secretary of the Company. The election to participate will continue in effect until the earlier of (i) the date six months after the outside director delivers to the Secretary of the Company written notice of an election to cease participation or (ii) the date of the outside director's resignation, non-reelection, death or disability.

   The number of shares of Common Stock that a participating outside director shall receive shall be determined by dividing the amount of annual retainer and meeting fees otherwise payable to the outside director by 90% of the closing bid price of the Common Stock as reported by the Nasdaq National Market on the determination date (which shall be the date of the relevant Board of Directors meeting), rounding up or down any fractional share to the nearest whole share.

   Duration, Amendment and Termination. The Management Stock Incentive Plan will terminate on October 15, 2007.

   The Board of Directors or the appropriate committee generally may amend the Management Stock Incentive Plan at any time. However, no amendment may, without shareholder approval: (i) increase the number of shares reserved for issuance under the Management Stock Incentive Plan, except for adjustments for future capital changes; (ii) modify the requirements as to eligibility for participation in the Management Stock Incentive Plan; or (iii) change the minimum purchase price for stock options granted under the Plan.

   Federal Income Tax Consequences. This discussion is not intended to be exhaustive and is only intended to summarize briefly the federal tax statutes, regulations and currently available agency interpretations thereof. It is recommended that optionees under the Management Stock Incentive Plan consult their own professional advisors for personal and specific tax advice.

   Incentive Stock Options. A participant who holds options will not realize taxable income upon the grant of an incentive stock option. In addition, such a participant generally will not realize taxable income upon the exercise of an incentive stock option. However, such a participant's alternative minimum taxable income will be increased by the amount that the fair market value of the stock underlying the option (generally determined as of the date of exercise) exceeds the exercise price of the option. Further, except in the case of the participant's death, if an option is exercised more than three months after the participant's termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules applicable to non-qualified stock options.

   If the participant sells the Common Stock acquired upon exercise of an incentive stock option, the tax consequences of the sale (a "disposition") depend upon whether the disposition is qualifying or disqualifying. The disposition of the Common Stock is qualifying if it is made at least two years after the date the incentive stock option was granted, and at least one year after the date the incentive stock option was exercised. If the disposition of the Common Stock is qualifying, any excess of the sale price of the Common Stock over the exercise price of the option would be treated as long-term capital gain taxable to the participant at the time of the sale. If the disposition is not qualifying (a "disqualifying disposition"), the excess of the fair market value of the Common Stock on the date the option was exercised over the exercise price would be compensation income taxable to the participant at the time of the disposition, and any excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date the option was exercised would be taxed as capital gains.

   Unless a participant engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an incentive stock option. If a participant engages in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of compensation income taxable to the participant.

   Non-Qualified Stock Options. A participant will not realize taxable income upon the grant of a non-qualified stock option. However, when the participant exercises the option, the difference between the exercise price of the option and the fair market value of the Common Stock on the date of exercise is compensation income taxable to the participant. The Company will be entitled to a deduction equal to the amount of compensation income taxable to the participant.

   As a condition of exercising an option, participants are required to make arrangements satisfactory to the Company to meet income tax withholding obligations on the participant's compensation income.

   It is not possible at this time to determine either (i) the benefits or amounts that may be received by the Chief Executive Officer, any of the Company's other executive officers or any director under the Management Stock Incentive Plan or (ii) the benefits or amounts that would have been received if the Management Stock Incentive Plan had been in effect throughout 1997. No stock options have been granted or restricted stock issued under the Management Stock Incentive Plan at this time.

   In the event that the Management Stock Incentive Plan is not approved by the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, the Board of Directors will reconsider such Plan.

                     SHAREHOLDER PROPOSALS AT THE COMPANY'S
               ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN 1999

   Under the rules of the SEC, shareholders who intend to submit proposals for consideration at the Company's annual meeting of shareholders to be held in 1999 must submit such proposals to the Company no later than January 8, 1999, in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with that meeting. Shareholder proposals should be submitted to Jeffrey L. Stevens, Secretary, Crescent Operating, Inc., 306 West 7th Street, Fort Worth, Texas 76102.

   Notwithstanding the aforementioned SEC requirement, under the Company's Amended and Restated Bylaws (the "Bylaws"), a stockholder must follow certain other procedures to nominate persons for election as directors or to propose other business to be considered at an annual meeting of shareholders. These procedures provide that shareholders desiring to make nominations for directors and/or to bring a proper subject before a meeting must do so by notice timely received by the Secretary of the Company. The Secretary of the Company generally must receive notice of any such proposal no earlier than March 10, 1999, and no later than March 30, 1999, in the case of proposals for the annual meeting of shareholders to be held in 1999. Generally, such shareholder notice must set forth (a) as to each nominee for director, all information relating to such nominee that is required to be disclosed in solicitations or proxies for election of directors under the proxy rules of the SEC; (b) as to any other business, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder; and (c) as to the shareholder, (i) the name and address of such shareholder, (ii) the number of shares of Common Stock which are owned beneficially and of record by such shareholder, and (iii) the date(s) upon which the shareholder acquired ownership of such shares. The chairman of the annual meeting shall have the power to declare that any proposal not meeting these and any other applicable requirements imposed by the Bylaws shall be disregarded. A copy of the Bylaws may be obtained without charge on written request to Jeffrey L. Stevens, Secretary, Crescent Operating, Inc., 306 West 7th Street, Fort Worth, Texas 76102.

                          1997 CRESCENT OPERATING, INC.

                         MANAGEMENT STOCK INCENTIVE PLAN

                                    ARTICLE I
                                    THE PLAN


     1.1 NAME. This plan will be known as the "1997 Crescent Operating, Inc. Management Stock Incentive Plan." Capitalized terms used herein are defined in
Article X hereof.


     1.2 PURPOSE. The purpose of the Plan is to promote the growth and general prosperity of the Company by permitting the Company and its Subsidiaries to grant Options to their Employees, Outside Directors and Advisors and Restricted Stock to their Employees and Advisors. The Plan is designed to help the Company and its Subsidiaries attract and retain superior personnel for positions of substantial responsibility and to provide Employees (including officers), Outside Directors and Advisors with an additional incentive to contribute to the success of the Company and its Subsidiaries. The Company intends that Incentive Stock Options granted pursuant to Article IV will qualify as "incentive stock options" within the meaning of Section 422 of the Code. Subject to Article VII, Outside Directors of the Company may elect to receive Common Stock in lieu of Director's Fees. With respect to Reporting Participants, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of the Plan or action by the Board or the Committee fails to so comply, it will be deemed null and void to the extent permitted by law and deemed advisable by the Committee.


     1.3 EFFECTIVE DATE. The Plan will become effective upon the Effective Date.


     1.4 ELIGIBILITY TO PARTICIPATE. Any Employee, Outside Director or Advisor will be eligible to participate in the Plan; provided that Incentive Stock Options may be granted only to persons who are Employees of the Company and its Subsidiaries. The Board or the Committee may grant Options to Employees, Outside Directors and Advisors in accordance with such determinations as the Board or the Committee from time to time in its sole discretion may make.


     1.5 MAXIMUM NUMBER OF SHARES OF COMMON STOCK SUBJECT TO AWARDS. The shares of Common Stock subject to Awards pursuant to the Plan may be either authorized and unissued shares or shares issued and thereafter acquired by the Company. Subject to adjustment pursuant to the provisions of Section 8.2, and subject to any additional restrictions elsewhere in the Plan, the maximum aggregate number of shares of Common Stock that may be issued from time to time pursuant to the Plan shall be one million (1,000,000) shares. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Reporting Participant during any calendar year shall be five hundred thousand (500,000) shares. The maximum number of shares of Common Stock which may be subject to Incentive Stock Options during the life of the Plan shall be fifty thousand (50,000) shares. If shares of Restricted

Stock are reacquired by the Company pursuant to the provisions of Section 6.1 of the Plan or if an Option expires or terminates for any reason without having been exercised in full, the reacquired shares and/or the shares not purchased or distributed will again be available for issuance under the Plan.

     1.6 CONDITIONS PRECEDENT. The Company will not issue or deliver any certificate for Plan Shares pursuant to the Plan prior to fulfillment of all of the following conditions:

                   (a) The admission of the Plan Shares to listing on all stock exchanges on which the Common Stock is then listed, unless the Board or the Committee determines in its sole discretion that such listing is neither necessary nor advisable;

                   (b) The completion of any registration or other qualification of the sale of the Plan Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Board or the Committee in its sole discretion deems necessary or advisable; and

                   (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Board or the Committee in its sole discretion determines to be necessary or advisable.

     1.7 RESERVATION OF SHARES OF COMMON STOCK. During the term of the Plan, the Company will at all times reserve and keep available such number of shares of Common Stock as may be necessary to satisfy the requirements of the Plan as to the number of Plan Shares. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, use its best efforts to obtain from any regulatory agency having jurisdiction any requisite authority necessary to issue Plan Shares hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance of any Plan Shares will relieve the Company of any liability in respect of the nonissuance of Plan Shares as to which the requisite authority has not been obtained.

     1.8 TAX WITHHOLDING.

                   (a) Condition Precedent. The issuances of Plan Shares pursuant to Awards under the Plan are subject to the condition that if at any time the Board or the Committee determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with such issuances, then the issuances will not be effective unless the withholding has been effected or obtained in a manner acceptable to the Board or the Committee. Each Option granted to a Reporting Participant shall contain a provision in the related Option Agreement making any required withholding tax or other withholding liability mandatory, and specifying that the Company withhold a portion of the Plan Shares as specified in clause (iv) of paragraph (b) below.

                   (b) Manner of Satisfying Withholding Obligation. When a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Award, such payment may be made (i) in cash, (ii) by check, (iii) by delivery to the Company of shares of Common Stock already owned by the Participant having a Fair Market Value on the date the amount of tax to be withheld is to be determined (the "Tax Date") equal to the amount required to be withheld, (iv) with respect to Options, through the withholding by the Company ("Company Withholding") of a portion of the Plan Shares acquired upon the exercise of the Options (provided that, with respect to any Option held by a Reporting Participant, at least six months has elapsed between the grant of such Option and the exercise involving tax withholding) having a Fair Market Value on the Tax Date equal to the amount required to be withheld or (v) in any other form of valid consideration, as permitted by the Committee in its discretion.


                   (c) Notice of Disposition of Stock Acquired Pursuant to Incentive Stock Options. The Company may require as a condition to the issuance of Plan Shares covered by any Incentive Stock Option that the party exercising such Option give a written representation to the Company, which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he will report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state or local withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company will have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of Plan Shares covered by an Incentive Stock Option that the party exercising such Option give a satisfactory written representation promising to make such a remittance.


     1.9 ACCELERATION IN CERTAIN EVENTS. The Board or the Committee may accelerate the exercisability of any Option or waive any restrictions with respect to shares of Restricted Stock in whole or in part at any time. Notwithstanding the provisions of any Option Agreement or Restricted Stock Agreement, the following provisions will apply:


                   (a) Mergers and Reorganizations. If the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger or other reorganization, liquidation or otherwise in a transaction in which the Company is not the surviving corporation, any Option will become immediately exercisable with respect to the full number of shares subject to that Option and all restrictions will lapse with respect to an Award of Restricted Stock during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets of the Company and ending when the disposition of assets contemplated by that agreement is consummated or the Award is otherwise terminated in accordance with its provisions or the provisions of the Plan, whichever occurs first; provided that no Reporting Participant may exercise an Option and no restrictions will lapse with respect to an

         Award of Restricted Stock to a Reporting Participant unless at least six months have elapsed since the grant of such Option or Award; provided, further, that no Option will be immediately exercisable and no restrictions will lapse with respect to an Award of Restricted Stock under this Section on account of any agreement of merger or other reorganization when the shareholders of the Company immediately before the consummation of the transaction will own at least fifty percent of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the transaction. An Option will not become immediately exercisable and no restrictions will lapse with respect to an Award of Restricted Stock if the transaction contemplated in the agreement is a merger or reorganization in which the Company will survive.

                   (b) Change in Control. In the event of a change in control or threatened change in control of the Company, all Options granted prior to the change in control or threatened change in control will become immediately exercisable, and all restrictions will lapse with respect to awards of Restricted Stock granted prior to the change in control or threatened change in control, provided that no Reporting Participant may exercise an Option and no restriction will lapse with respect to an Award of Restricted Stock to a Reporting Participant unless at least six months have elapsed since the grant of such Option or Award. The term "change in control" for purposes of this Section refers to the acquisition of 15% or more of the voting securities of the Company by any person or by persons acting as a group within the meaning of
         Section 13(d)(3) of the Exchange Act (other than an acquisition by (i) a person or group meeting the requirements of clauses (i) and (ii) of Rule 13d-l(b)(1) promulgated under the Exchange Act, (ii) or any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) of the Company or of its Subsidiaries, including a trust established pursuant to such plan); provided that no change in control or threatened change in control will be deemed to have occurred (i) if prior to the acquisition of, or offer to acquire, 15% or more of the voting securities of the Company, the full Board has adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer or (ii) from (A) a transfer of the Company's voting securities by Richard E. Rainwater ("Rainwater") to (i) a member of Rainwater's immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) either during Rainwater's lifetime or by will or the laws of descent and distribution; (ii) any trust as to which Rainwater or a member (or members) of his immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) is the beneficiary; (iii) any trust as to which Rainwater is the settlor with sole power to revoke; (iv) any entity over which Rainwater has the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or (v) any charitable trust, foundation or corporation under Section 501(c)(3) of the Code that is funded by Rainwater; or (B) the acquisition of voting securities of the Corporation by either (i) Rainwater or (ii) a person, trust or other entity described in the foregoing clauses (A)(i)-(v) of this subsection. The term "person" for purposes of this Section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. Whether a change in control is threatened will be determined solely by the Committee.

     1.10 COMPLIANCE WITH SECURITIES LAWS. Plan Shares will not be issued with respect to any Award unless the issuance and delivery of the Plan Shares (and the exercise of an Option, if applicable) complies with all relevant provisions of federal and state law, including without limitation the Securities Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Plan Shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. The Board or the Committee may also require a Participant to furnish evidence satisfactory to the Company, including, without limitation, a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, and a representation that the Plan Shares are being acquired only for investment and without any present intention to sell or distribute the shares in violation of any federal or state law, rule or regulation. Further, each Participant will consent to the imposition of a legend on the certificate representing the Plan Shares issued pursuant to an Award restricting their transferability as required by law or by this Section.

     1.11 EMPLOYMENT OF PARTICIPANT. Nothing in the Plan or in any Award granted hereunder will confer upon any Participant any right to continued employment by the Company or any of its Subsidiaries or to continued service as a Director or Advisor or limit in any way the right of the Company or any Subsidiary at any time to terminate or alter the terms of that employment or services as a Director or Advisor.

     1.12 INFORMATION TO PARTICIPANTS. The Company will furnish to each Participant copies of annual reports, proxy statements and all other reports sent to the Company's shareholders. Upon written request, the Company will furnish to each Participant a copy of its most recent Annual Report on Form 10-K and each quarterly report to shareholders issued since the end of the Company's most recent fiscal year.

                                   ARTICLE II
                                 ADMINISTRATION

     2.1 COMMITTEE. The Plan will be administered by the Board or by a Committee of not fewer than two directors appointed by the Board. As used herein, if the Company has any class of common equity securities required to be registered under Section 12 of the Exchange Act, as to any Award to a Covered Employee, "Committee" shall mean a committee consisting of two or more Directors, each of whom shall be an "outside director" as defined in Section 162(m) of the Code. Subject to the provisions of the Plan, the Board or Committee will have the sole discretion and authority to determine from time to time the Employees and Advisors to whom Awards will be granted and the number of Plan Shares subject to each Award, to interpret the Plan, to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, to determine and interpret the details and provisions of each Option Agreement and Restricted Stock Agreement, to modify or amend any Option Agreement or Restricted Stock Agreement or waive any conditions or restrictions applicable to any Option (or the exercise thereof) or to any shares of Restricted Stock, and to make all other determinations or advisable for the administration of the Plan. The Committee shall be solely responsible for the grant and administration of Awards to Covered Employees. With respect to any provision of the Plan granting the Board or the Committee the right to agree, in its sole discretion, to further extend the term of any Award hereunder, the Board or the Committee may exercise such right at the time of grant, in the Option Agreement relating to such Award, or at any time or from time-to-time after the grant of any Award hereunder.


     2.2 MAJORITY RULE; UNANIMOUS WRITTEN CONSENT. A majority of the members of the Board or the Committee will constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Board or the Committee will constitute the action of the Board or the Committee. Meetings of the Committee may take place by telephone conference call.


     2.3 COMPANY ASSISTANCE. The Company will supply full and timely information to the Board or the Committee on all matters relating to Employees, Outside Directors and Advisors, their employment, death, Retirement, Disability or other termination of employment, and such other pertinent facts as the Board or the Committee may require. The Company will furnish the Board or the Committee with such clerical and other assistance as is necessary to the performance of its duties.


                                   ARTICLE III
                                     OPTIONS


     3.1 METHOD OF EXERCISE. Each Option will be exercisable at any time and from time in whole or in part in accordance with the terms of the Option Agreement pursuant to which the Option was granted. No Option may be exercised for a fraction of a Plan Share.


     3.2 PAYMENT OF PURCHASE PRICE. The purchase price of any Plan Shares purchased will be paid at the time of exercise of the Option either (i) in cash,
(ii) by certified or cashier's check, (iii) by shares of Common Stock, if permitted by the Committee, (iv) as to Outside Directors, by cash or certified or cashier's check for the par value of the Plan Shares plus a recourse promissory note for the balance of the purchase price, such note to provide for the right to repay the note partially or wholly with Common Stock and with an interest rate based on the current dividend yield of the Common Stock, (v) as to Employees and Advisors, by cash or certified or cashier's check for the par value of the Plan Shares plus a promissory note for the balance of the purchase price, which note will contain such terms and provisions as the Board or the Committee may approve, including without limitation the right to repay the note partially or wholly with Common Stock and to base the interest rate on the current dividend yield of the Common Stock, (vi) by delivery of a copy of irrevocable instructions from the Optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Plan Shares upon exercise of the Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price or (vii) as to Employees and Advisors, in any other form of valid consideration, as permitted by the Board or the

Committee in its discretion. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Common Stock, those shares will be valued at the then Fair Market Value.


     3.3 WRITTEN NOTICE REQUIRED. Any Option will be deemed to be exercised for purposes of the Plan when written notice of exercise has been received by the Company at its principal office from the person entitled to exercise the Option and payment for the Plan Shares with respect to which the Option is exercised has been received by the Company in accordance with Section 3.2.


     3.4 RIGHTS OF OPTIONEES UPON TERMINATION OF EMPLOYMENT OR SERVICE.

         (a) In the event an Optionee ceases to be an Employee and Advisor, and does not continue to be a Director, for any reason other than death, Retirement, Disability or for Cause, (i) the Board or the Committee shall have the ability to accelerate the vesting of the Optionee's Option in its sole discretion, and
(ii) such Optionee's Option shall be exercisable (to the extent exercisable on the date of termination of employment or service as an Employee or Advisor, or, if the Committee, in its discretion, has accelerated the vesting of such Option, to the extent exercisable following such acceleration) (a) if such Option is an Incentive Stock Option, at any time within three months after the date of termination of employment with the Company or any Subsidiary, unless by its terms the Option expires earlier; or (b) if such Option is a Nonqualified Stock Option, at any time within one year after the date of termination of employment or service as an Employee or Advisor, unless by its terms the Option expires earlier or unless the Committee agrees, in its sole discretion, to further extend the term of such Nonqualified Stock Option; provided that the term of any such Nonqualified Stock Option shall not be extended beyond its initial term. An Employee or Advisor who continues to be a Director shall not be deemed to have terminated employment or service as to any Nonqualified Stock Option

         (b) In addition, unless the Board or the Committee agrees, in its sole discretion, to extend the term of a Nonqualified Stock Option granted to an Employee or Advisor (provided that the term of any such Option shall not be extended beyond its initial term), an Optionee's Option may be exercised as follows in the event such Optionee ceases to serve as an Employee, Outside Director or Advisor due to death, Disability, Retirement or for Cause:

                   (i) Death. If an Optionee dies while serving as an Employee, Outside Director or Advisor, or within three months after ceasing to be an Employee, Outside Director or Advisor, his option shall become fully exercisable on the date of his death and shall expire 12 months thereafter, unless by its terms it expires sooner. During such period, the Option may be fully exercised, to the extent that it remains unexercised on the date of death, by the Optionee's personal representative or by the distributees to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

                   (ii) Retirement. If an Optionee ceases to serve as an Employee, Outside Director or Advisor as a result of Retirement, his Option shall become fully exercisable on the date of his Retirement and
         (a) if such Option is an Incentive Stock Option, such Option will be exercisable at any time within three months after the effective date of such Retirement, unless by its terms the Option expires earlier, and (b) if such Option is a Nonqualified Stock Option, such Option will be exercisable at any time within one year after the effective date of such Retirement, unless by its terms the Option expires sooner.

                   (iii) Disability. If an Optionee ceases to serve as an Employee, Outside Director or Advisor as a result of Disability, the Optionee's Option shall become fully exercisable and shall expire 12 months thereafter, unless by its terms it expires sooner.

                   (iv) Cause. If an Optionee ceases to serve as an Employee, Outside Director or Advisor, because the Optionee is terminated for Cause, the Optionee's Option shall automatically expire. If any facts that would constitute Cause for termination or removal of an Employee or Advisor are discovered after the Optionee's relationship with the Company has ended, any Options then held by the Optionee may be immediately terminated by the Committee. Notwithstanding the foregoing, if an Optionee is an Employee employed pursuant to a written employment agreement, or is an Advisor retained pursuant to a written agreement, the Optionee's relationship with the Company will be deemed terminated for 'Cause' for purposes of the Plan only if the Optionee is considered under the circumstances to have been terminated for cause for purposes of such written agreement.

     3.5 TRANSFERABILITY OF OPTIONS. Options shall not be transferable other than pursuant to a qualified domestic relations order, by will or by the laws of descent and distribution and, with respect to an Incentive Stock Option, may be exercised during the lifetime of an Optionee only by that Optionee or by his legally authorized representative.


     3.6 OPTIONS SUBJECT TO SHAREHOLDERS APPROVAL. Options granted to Covered Employees and Incentive Stock Options granted prior to the date on which shareholder approval of the Plan is obtained shall be subject to and conditioned upon shareholder approval of the Plan in accordance with Section 162(m) and 422 of the Code.


                                   ARTICLE IV
                             INCENTIVE STOCK OPTIONS

     4.1 OPTION TERMS AND CONDITIONS. The terms and conditions of Options granted under this Article may differ from one another as the Board or the Committee may, in its discretion, determine, as long as all Options granted under this Article satisfy the requirements of this Article.


     4.2 DURATION OF OPTIONS. Each Option granted under this Article will expire on the date determined by the Board or Committee, but in no event will any Option granted under this Article expire earlier than one year or later than ten years after the date on which the Option is granted. In addition, each Option will be subject to early termination as provided elsewhere in the Plan.

     4.3 PURCHASE PRICE. The purchase price for Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option granted under this Article will not be less than the Fair Market Value of the Plan Shares at the time of the grant of the Option.

     4.4 MAXIMUM AMOUNT OF OPTIONS FIRST EXERCISABLE IN ANY CALENDAR YEAR. The maximum aggregate Fair Market Value of Plan Shares (determined at the time the Option is granted) with respect to which Options issued under this Article are exercisable for the first time by any Employee during any calendar year under all incentive stock option plans of the Company and its Subsidiaries and affiliates may not exceed $100,000. Any portion of an Option granted under the Plan and first exercisable in excess of the foregoing limitations will be considered granted under Article V.

     4.5 REQUIREMENTS AS TO CERTAIN OPTIONS. In the event of the grant of any Option to an individual who, at the time the Option is granted, owns shares of stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries or affiliates within the meaning of Section 422 of the Code, the purchase price for the Plan Shares subject to that Option must be at least 110% of the Fair Market Value of those Plan Shares at the time the Option is granted, and the Option must not be exercisable after the expiration of five years from the date of its grant.

     4.6 INDIVIDUAL OPTION AGREEMENTS. Each Employee receiving Options under this Article will be required to enter into a written Option Agreement with the Company. In such Option Agreement, the Employee will agree to be bound by the terms and conditions of the Plan and such other matters as the Committee deems appropriate.

                                    ARTICLE V
                           NONQUALIFIED STOCK OPTIONS

     5.1 OPTION TERMS AND CONDITIONS. The terms and conditions of Options granted under this Article may differ from one another as the Board or Committee may, in its discretion, determine, as long as all Options granted under this Article satisfy the requirements of this Article.

     5.2 DURATION OF OPTIONS. Each Option granted to an Employee, Outside Director or Advisor under this Article and all rights thereunder will expire on the date determined by the Board or Committee, but in no event will any Option granted under this Article expire later than ten years after the date on which the Option is granted. In addition, each Option will be subject to early termination as provided elsewhere in the Plan.

     5.3 PURCHASE PRICE. The purchase price for Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option granted under this Article shall be not less than the Fair Market Value of the Plan Shares at the time of the grant of the Option.

     5.4 INDIVIDUAL OPTION AGREEMENTS. Each Employee, Outside Director or Advisor receiving Options under this Article will be required to enter into a written Option Agreement with the Company. In such Option Agreement, the Employee, Outside Director or Advisor will agree to be bound by the terms and conditions of the Plan and such other matters as the Board or Committee deems appropriate.

                                   ARTICLE VI
                                RESTRICTED STOCK

     6.1 TERMS AND CONDITIONS. Each Restricted Stock Grant confers upon the recipient thereof the right to receive a specified number of shares of Common Stock of the Company in accordance with the terms and conditions of each Participant's individual written agreement as set forth in Section 6.2. The general terms and conditions of the Restricted Stock awards shall be as follows:

                   (a) Any shares of Common Stock awarded hereunder to a Participant shall be restricted for a period of time to be determined by the Committee for each participant at the time of the Award, which period shall be not less than one year or more than ten years. The restrictions shall prohibit the sale, assignment, transfer, pledge or other encumbrance of such shares, and will provide for possible reversion thereof to the Company in accordance with subparagraph (b) during the period of restriction.

                   (b) All Restricted Stock awarded under this Plan to a Participant shall be forfeited and returned to the Company in the event the Participant ceases to be employed by, serve as a Director of, or serve as an Advisor to the Company, one of its Subsidiaries, or any Affiliated Company prior to the expiration of the period of restriction, unless the Participant's termination of employment is due to his or her death, Disability or Retirement. An Employee or Advisor who continues to be a Director shall not be deemed to have terminated employment or service.

                   (c) In the event of a Participant's death or Disability, the restrictions under subparagraph (a) will lapse with respect to all Restricted Stock awarded to the Participant under this Plan prior to any such event, and the shares of Common Stock involved shall cease to be Restricted Stock within the meaning of this Plan and shall no longer be subject to forfeiture to the Company pursuant to subparagraph (b).

                   (d) In the event of a Participant's Retirement, the restrictions under subparagraph (a) shall continue to apply unless the Board or the Committee in its discretion shall shorten the restriction period.

                   (e) Stock certificates issued with respect to awards of Restricted Stock made under this Plan shall be registered in the name of the Participant, but shall be delivered by him or her to the Company together with a stock power endorsed in blank. Each such certificate shall bear the following legend:

                    "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE, RESTRICTIONS ON TRANSFER AND CERTAIN OTHER TERMS AND CONDITIONS SET FORTH IN THE 1997 CRESCENT OPERATING, INC. MANAGEMENT STOCK INCENTIVE PLAN AND THE AGREEMENT BETWEEN THE REGISTERED OWNER OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND CRESCENT OPERATING, INC. ENTERED INTO PURSUANT TO SUCH PLAN."

                   (f) Upon the lapse of a restriction period as determined pursuant to subparagraph (a), the Company will return the stock certificates representing the shares with respect to which the restriction has lapsed to the Participant or his or her legal representative, and pursuant to the instruction of the Participant or his or her legal representative will issue a certificate for such shares which does not bear the legend set forth in subparagraph (e).

                   (g) Any other securities or assets (other than ordinary cash dividends) which are received by a Participant with respect to Restricted Stock awarded to him, which is still subject to restrictions provided for in subparagraph (a), will be subject to the same restrictions and shall be delivered by the Participant to the Company as provided in subparagraph (e).

                   (h) From the time of grant of the Restricted Stock Award, the Participant shall be entitled to exercise all rights attributable to the Restricted Stock, subject to forfeiture of such rights and the stock as provided in subparagraph (b).

     6.2 INDIVIDUAL AGREEMENTS. Each Participant receiving an Award of Restricted Stock under this Article will be required to enter into a written Restricted Stock Agreement with the Company. In such Restricted Stock Agreement, the Participant will agree to be bound by the terms and conditions of the Plan and such other matters as the Board or the Committee deems appropriate.

                                   ARTICLE VII
                    OUTSIDE DIRECTOR STOCK-FOR-FEES ELECTIONS

     7.1 OUTSIDE DIRECTOR STOCK-FOR-FEES ELECTION. Each Outside Director of the Company shall be permitted to receive Director's Fees in the form of Common Stock rather than cash in accordance with the following provisions:

                   (a) Each Outside Director shall have the right to elect to receive one-half or all of such Outside Director's Fees in the form of Common Stock rather than cash by tendering an irrevocable written election to the Secretary of the Company pursuant to which all Director's Fees otherwise payable to the Outside Director shall be paid in the form of

         Common Stock as provided in (b) below. Such election shall become effective six (6) months after its delivery to the Secretary of the Company by the Outside Director. Such election shall remain in effect until the earlier of (i) the date six (6) months after such Outside Director shall have delivered to the Secretary of the Company irrevocable written notice that his or her election to receive Common Stock shall cease as of the date six months following delivery of the notice, or (ii) the date on which such Outside Director terminates as a member of the Board of Directors by reason of resignation, non-reelection, death, or disability. Any Outside Director who having terminated an election to receive Common Stock or having failed to elect to receive Common Stock rather than cash may elect to receive Director's Fees in the form of Common Stock as of the date six (6) months following delivery of irrevocable written notice of such election to the Secretary of the Company. An Outside Director who does not elect to have Director's Fees paid in Common Stock shall receive his or her remuneration in cash at such times that such remuneration is otherwise due.

                   (b) If an Outside Director elects to receive payment of Director's Fees in the form of Common Stock, such Common Stock shall be issued as soon as practicable after the annual meeting of shareholders or meeting of the Board or Committee of the Board to which such remuneration relates. The number of shares of Common Stock to be issued to such Outside Director shall be determined by dividing:

                   (i) the remuneration otherwise payable to the Outside Director, by

                   (ii) ninety percent (90%) of the Fair Market Value of the Company's Common Stock on the determination date on the rounding up or down of any fractional share to the nearest whole share.

         The determination date shall be the date that the relevant payment of Director's Fees is payable.

                   (c) Shares of Common Stock issued under this Article VII shall be free of any restrictions except for restrictions applicable under the Exchange Act.

     7.2 INCOME TAX. Each Outside Director who elects to receive Director's Fees in the form of Common Stock rather than cash shall be responsible for payment of federal, state, and local income taxes on the Fair Market Value of such Common Stock.

                                  ARTICLE VIII
                      TERMINATION, AMENDMENT AND ADJUSTMENT

     8.1 TERMINATION AND AMENDMENT. The Plan will terminate on October 15, 2007. No Awards will be granted under the Plan after that date of termination, although Awards granted prior to such date shall remain outstanding in accordance with their terms. Subject to the limitations contained in this
Section 8.1, the Board or the Committee may at any time amend or revise the terms of the Plan, including the form and substance of the Option Agreements and Restricted Stock Agreements to be used in connection herewith; provided that, without shareholder approval, no amendment or revision may (i) increase the maximum aggregate number of Plan Shares, except as permitted Section 8.2, (ii) change the minimum purchase price for shares under Article IV or Article V or (iii) permit the granting of an Award to anyone other than as provided in the Plan. No amendment, suspension or termination of the Plan may, without the consent of the Optionee who has received an Award hereunder, alter or impair any of that Participant's rights or obligations under any Award granted under the Plan prior to that amendment, suspension or termination.


     8.2 ADJUSTMENT. If the outstanding Common Stock is increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment will be made in the maximum number and kind of Plan Shares as to which Awards may be granted under the Plan. A corresponding adjustment will be made in the number or kind of shares allocated to and purchasable under unexercised Options or shares of Restricted Stock with respect to which restrictions have not yet lapsed prior to any such change. Any such adjustment in outstanding Options will be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share purchasable under the Option. Any new or additional or different class of securities that are distributed to a Participant in his capacity as the owner of Restricted Stock as granted hereunder shall be considered to be Restricted Stock and shall be subject to all of the conditions and restrictions provided herein applicable to Restricted Stock. The foregoing adjustments and the manner of application of the foregoing provisions will be determined solely by the Board or the Committee, and any such adjustment may provide for the elimination of fractional share interests.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 OTHER COMPENSATION PLANS. The adoption of the Plan will not affect any other stock option or incentive or other compensation plans in effect for the Company or any of its Subsidiaries, nor will the Plan preclude the Company or any of its Subsidiaries, from establishing any other forms of incentive or other compensation for Employees.

     9.2 PLAN BINDING ON SUCCESSORS. The Plan will be binding upon the successors and assigns of the Company and any of its Subsidiaries that adopt the Plan.

     9.3 NUMBER AND GENDER. Whenever used herein, nouns in the singular will include the plural where appropriate, and the masculine pronoun will include the feminine gender.

     9.4 HEADINGS. Headings of articles and sections hereof are inserted for convenience of reference and constitute no part of the Plan.

                                    ARTICLE X
                                   DEFINITIONS

      As used herein with initial capital letters, the following terms have the meanings set forth unless the context clearly indicates to the contrary:

    10.1 "Advisor" means any person performing advisory or consulting services for the Company or Subsidiary of the Company, with or without compensation, to whom the Company chooses to grant Options in accordance with the Plan, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction.

    10.2 "Award" means a grant of Options under Articles IV and V of the Plan or an Award of Restricted Stock under Article VI of the Plan.

    10.3 "Board" means the Board of Directors of the Company, provided that, if the Board delegates all or any part of its authority to a committee composed of one or more directors, then the term "Board" shall be deemed to refer to such committee to the extent of such delegation.

    10.4 "Cause" will mean an act or acts involving a felony, fraud, willful misconduct, commission of any act that causes or reasonably may be expected to cause substantial injury to the Company or other good cause. The term "other good cause" as used in this Section will include, but shall not be limited to, habitual impertinence, a pattern of conduct that tends to hold the Company up to ridicule in the community, conduct disloyal to the Company, conviction of any crime of moral turpitude and substantial dependence, as judged by the Committee, on alcohol or any controlled substance. "Controlled substance" means a drug, immediate precursor or other substance listed in Schedules I-V of the Federal Comprehensive Drug Abuse Prevention Control Act of 1970, as amended.

    10.5 "Code" means the Internal Revenue Code of 1986, as amended.

    10.6 "Committee" shall have the meaning set forth in Section 2.1.

    10.7 "Common Stock" means the Common Stock, par value $.01 per share, of the Company or, in the event that the outstanding shares of such Common Stock are hereafter changed into or exchanged for shares of a different stock or security of the Company or some other corporation, such other stock or security.

    10.8 "Company" means Crescent Operating, Inc., a Delaware corporation.

    10.9 "Covered Employee" means any individual who is the chief executive officer or is acting in such capacity, or is among the four highest compensated officers (other than the chief executive officer) of the Company or of any Subsidiary.

    10.10 "Director" means a member of the Board of Directors of the Company.

    10.11 "Director's Fees" means the remuneration otherwise payable to an Outside Director of the Company as an annual retainer and for attending meetings of the Board and meetings of the committees of the Board.

    10.12 "Disability" of a Participant shall be deemed to occur whenever a Participant is rendered unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuing period of not less than 12 months.

    10.13 "Effective Date" means October 15, 1997.

    10.14 "Employee" means an employee (as defined under Section 3401(c) of the Code and the regulations thereunder) of the Company (including an officer), or an officer or other employee of any of the Subsidiaries of the Company.

    10.15 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    10.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    10.17 "Fair Market Value" means such value as will be determined by the Board or the Committee on the basis of such factors as it deems appropriate; provided that if the Common Stock is traded on a national securities exchange, such value will be determined by the Board or the Committee on the basis of the closing price for the Common Stock on the date for which such determination is relevant, as reported on the exchange and further provided that if there should be no sales on such date, such value shall be deemed equal to the closing price on the last preceding date on which sales of Common Stock were reported. If the Common Stock is traded on more than one exchange, such value will be determined on the basis of the exchange trading the greatest volume of shares on such date. In no event shall "Fair Market Value" be less than the par value of the Common Stock.

    10.18 "Incentive Stock Option" means an Option granted under Article IV.

    10.19 "Nonqualified Stock Option" means an Option granted under Article V.

    10.20 "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

    10.21 "Option Agreement" means an agreement between the Company and a Participant with respect to one or more Options.

    10.22 "Outside Director" means a Director who is not an Employee of the Company or of any Subsidiary.

    10.23 "Participant" means an Employee, Director or Advisor to whom an Award has been granted hereunder.

    10.24 "Plan" means the 1997 Crescent Operating, Inc. Management Stock Incentive Plan, as amended from time to time.

    10.25 "Plan Shares" means shares of Common Stock issuable pursuant to the Plan.

    10.26 "Reporting Participant" means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act or who is a "covered employee" within the meaning of Section 162(m) of the Code.

    10.27 "Restricted Stock" means an Award of Common Stock granted under
Article VI.

    10.28 "Restricted Stock Agreement" means an agreement between the Company and a Participant with respect to an Award of Restricted Stock.

    10.29 "Retirement" means termination of employment or service as a Director on or after the date on which a Participant attains age 70.

    10.30 "Securities Act" means the Securities Act of 1933, as amended.

    10.31 "Subsidiary" means a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

                            CRESCENT OPERATING, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 8, 1998
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints John C. Goff, Gerald W. Haddock and Jeffrey L. Stevens, each of them, as proxies, with full power of substitution in each, to vote all shares of common stock, par value $0.01 per share (the "Common Stock"), of Crescent Operating, Inc. (the "Company"), which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on June 8, 1998, at 1:00 p.m., Central Daylight Savings Time, and at any adjournment thereof, on all matters set forth herein.

       THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN,
                WILL BE VOTED "FOR" EACH OF THE MATTERS STATED.

1.   ELECTION OF DIRECTORS:

     Nominees:                Gerald W. Haddock and Carl F. Thorne

                              [  ] FOR            [  ] WITHHELD

                         [  ] INSTRUCTION: To withhold authority to vote for any
                              individual nominee, write that nominee's name in the space provided below.

2.   APPROVAL of the 1997 Management Stock Incentive Plan:

     [  ] FOR       [  ]  AGAINST    [  ]  ABSTAIN

3. RATIFICATION of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998:

     [  ] FOR       [  ]  AGAINST    [  ]  ABSTAIN

4. GRANT AUTHORITY to vote upon such other matters as may properly come before the meeting, including the adjournment of meeting, as the proxies determine to be in the best interest of the Company:

     [  ] FOR       [  ]  AGAINST    [  ]  ABSTAIN



                                                Dated:                    ,1998
                                                          ----------------

                                                -------------------------------

                                                -------------------------------
                                                   Signature of Shareholder(s)

 IMPORTANT:   Please mark this Proxy, date, sign exactly as your name(s)
              appear(s), and return in the enclosed envelope. If shares are held jointly, signature need only include one name. Trustees and others signing in a representative capacity should so indicate.